[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10).  Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.5

COMMERCIAL SUPPLY AGREEMENT

By and Between

CORERX, INC.

and

AIMMUNE THERAPEUTICS, INC.

May 10, 2019

Table of Contents

ARTICLE 1: DEFINITIONS		5

ARTICLE 2: PROCESSING; SALE AND PURCHASE OF PRODUCT		16

2.1	Processing.	16

2.2	CoreRx Responsibilities.	17

2.3	Aimmune Responsibilities.	18

ARTICLE 3: COORDINATORS & MEETINGS		19

ARTICLE 4: EQUIPMENT; CORERX FACILITY; PEANUT FLOUR; RAW MATERIALS; ARTWORK		19

4.1	Equipment.	19

4.2	Facilities.	19

4.3	Peanut Flour and Aimmune Materials.	20

4.4	Raw Materials.	23

4.5	Artwork.	23

ARTICLE 5: REPRESENTATIONS, WARRANTIES & COVENANTS; SPECIFICATION CHANGES; QUALITY AGREEMENT		23

5.1	Representations, Warranties and Covenants of CoreRx.	23

5.2	Representations and Warranties by Aimmune.	24

5.3	Mutual Representations and Warranties.	25

5.4	Limitations.	26

5.5	Specification Changes.	26

5.6	Quality Agreement.	26

5.7	Duty of Cooperation.	27

ARTICLE 6: MINIMUM COMMITMENT PERCENTAGE; FORECASTS; FIRM COMMITMENTS		27

6.1	Minimum Manufacturing Commitment Percentage.	27

6.2	Minimum Testing Commitment Percentage.	28

6.3	Forecast.	29

(i)

6.4	Firm Manufacturing Commitment.	29

6.5	Firm Testing Commitment.	30

6.6	Second Source Supplier.	31

ARTICLE 7: PURCHASE OF PRODUCT; DELIVERIES; ADDITIONAL WORK		31

7.1	Purchase Orders.	31

7.2	Delivery Timing.	33

7.3	Delivery Shortfall / Overage.	34

7.4	Delivery Terms.	34

7.5	Product Storage.	35

7.6	Additional Work.	35

ARTICLE 8: RELEASE TESTING; ACCEPTANCE AND REJECTION; NON-CONFORMITY; LATENT DEFECT; DEFECTIVE PRODUCT		35

8.1	Disposition for Release; Release Testing; Timely Delivery.	35

8.2	Acceptance and Rejection; Non-conformity; Latent Defect; Defective Product.	36

ARTICLE 9: PRICE; TAXES; INVOICES; METHOD OF PAYMENT; ANNUAL RECONCILIATION		38

9.1	Product Price Schedule; Release Testing Price Schedule.	38

9.2	Taxes.	39

9.3	Invoices.	39

9.4	Payment Procedure.	40

9.5	Monthly Reporting.	40

9.6	Inventory and Physical Asset Counts.	40

ARTICLE 10: RECORDS; AUDITS; REGULATORY MATTERS; RECALLS		40

10.1	Production Records.	40

10.2	Recordkeeping.	40

10.3	Quality Audits and Inspections.	41

10.4	Representatives for Inspection of Processing and Release Testing.	41

(ii)

10.5	Governmental Inspections and Requests.	42

10.6	Quality Agreement.	43

10.7	Recall.	43

ARTICLE 11: QUALIFICATION/VALIDATION; PLI READINESS		44

11.1	Qualification.	44

11.2	PLI Readiness.	44

ARTICLE 12: TERM; TERMINATION		44

12.1	Initial Term.	44

12.2	Renewal Term.	45

12.3	Termination by Mutual Agreement.	45

12.4	Termination for Default.	45

12.5	Regulatory.	46

12.6	Bankruptcy; Insolvency.	46

12.7	Low Yield.	46

12.8	Unilateral Termination by Aimmune.	47

12.9	Expiration; Termination; Consequences.	47

ARTICLE 13: INDEMNIFICATION		49

13.1	Indemnification by Aimmune.	49

13.2	Indemnification by CoreRx.	50

13.3	Indemnification Procedures.	50

13.4	Survival of Indemnification Obligations.	51

13.5	Limitation of Liability.	51

ARTICLE 14: CONFIDENTIALITY		52

14.1	Confidentiality and Non-Use.	52

14.2	Access to Confidential Information.	52

14.3	Exceptions to Confidential Information.	52

14.4	Return.	53

(iii)

14.5	Enforcement.	53

14.6	Permitted Disclosures.	53

14.7	Confidentiality of Agreement.	54

ARTICLE 15: INTELLECTUAL PROPERTY		55

15.1	Background IP.	55

15.2	Work Product and Agreement Inventions.	55

15.3	Licenses to Perform under this Agreement.	55

15.4	No Third Party IP.	56

ARTICLE 16: FORCE MAJEURE		56

16.1	Effects of Force Majeure.	56

ARTICLE 17: PRESS RELEASES; USE OF NAMES		56
		56
17.1	Press Releases.	56

17.2	Use of Names.	57

ARTICLE 18: DISPUTE RESOLUTION		57

18.1	Dispute Resolution.	57

ARTICLE 19: MISCELLANEOUS		58

19.1	Independent Contractors.	58

19.2	Insurance.	58

19.3	Further Actions.	60

19.4	Assignment; Subcontractors.	60

19.5	Waiver.	60

19.6	Severability.	61

19.7	Headings.	61

19.8	Construction.	61

19.9	Exhibits, Schedules and Attachments.	61

19.10	Notices.	62

19.11	Counterparts.	63

(iv)

19.12	Governing Law; Entire Agreement.	63

19.13	Schedules.	63

(v)

COMMERCIAL SUPPLY AGREEMENT

THIS COMMERCIAL SUPPLY AGREEMENT is made effective as of this 10th day of May, 2019 (the “Effective Date”), by and between AIMMUNE THERAPEUTICS, INC., a corporation organized under the laws of the State of Delaware and having a place of business at 8000 Marina Boulevard, Suite 300, Brisbane, CA 94005, and/or any of its Affiliates as may become a Party or a subsequent assignee to this Agreement (collectively, “Aimmune”) and CORERX, INC., a corporation organized under the laws of the State of Florida and having a place of business at 14205 Myerlake Circle, Clearwater, FL 33760 (“CoreRx”) (each individually a “Party” and collectively the “Parties”).

W I T N E S S:

WHEREAS, Aimmune wishes to distribute commercially its proprietary pharmaceutical product known as AR101 for human use; and

WHEREAS, CoreRx has the experience, expertise, facilities, personnel and capacity necessary to perform clinical phase and commercial drug product development, including but not limited to equipment/facility qualification, manufacturing, process validation, analytical development, analytical method validation, analytical testing, quality assurance and supply services for Aimmune to enable Aimmune to distribute AR101 for sale; and

WHEREAS, Aimmune desires CoreRx to perform such services and to manufacture and supply AR101 to Aimmune; and CoreRx desires to perform such services and to manufacture and supply AR101 to Aimmune, all on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, the Parties agree as follows:

ARTICLE 1:	DEFINITIONS

The following terms, whether used in the singular or plural, shall have the meanings assigned to them below for purposes of this Agreement:

1.1

“Acquisition Cost” shall mean the actual invoiced price paid by either Party to any Third Party for acquiring Peanut Flour or Raw Materials hereunder, including, but not limited to, shipping and handling costs and customs duties incurred and paid by such Party to any Third Party in connection with the acquisition of Peanut Flour or Raw Materials, as the case may be.

1.2

“Affiliate” shall mean any entity that directly or indirectly controls, is controlled by, or is under common control with a Party where control means the direct or indirect ownership of voting securities entitled to cast at least fifty percent (50%) of the votes in the election of directors, or such other relationship as results in the power to control the management, business, assets and affairs of an entity.

1.3	“Agreement” shall mean this Commercial Supply Agreement.
1.4

“Agreement Inventions” shall mean all Inventions [***] related to the Product or the Processing and Release Testing of the Product conceived, reduced to practice, discovered or made by CoreRx, either alone or with Aimmune or with any other person, in each case solely under this Agreement, and all copies and tangible embodiments thereof (in whatever form or medium).

1.5	“Aimmune Background IP” shall mean all Background IP owned or controlled by Aimmune or its Affiliates.
1.6

“Aimmune Materials” shall mean any samples or other tangible materials, including without limitation Peanut Flour, provided by Aimmune or on behalf of Aimmune to CoreRx for Processing under this Agreement.

1.7	“Annual Lot Forecast” shall mean the total number of Lots for a Contract Year as set forth in the first Forecast of each Contract Year.
1.8

“Applicable Laws” shall mean all laws, rules, regulations, ordinances, guidance, guidelines, and standards, within the countries of the Territory applicable to the Processing, Release Testing and supply of Product, including, without limitation, (i) all applicable federal, state and local laws and regulations of each country of the Territory; (ii) the rules of and regulations of applicable Regulatory Authorities, (iii) cGMP; and (iv) Environmental Laws.

1.9	“Artwork” shall have the meaning set forth in Section 4.5 hereof.
1.10

“Background IP” shall mean any Intellectual Property owned or controlled by a Party or its Affiliates prior to the Effective Date or otherwise developed independently by a Party or its Affiliates outside the scope of the MSA or this Agreement without use of the other Party’s Confidential Information.

1.11

“Batch Record” shall mean an accurate reproduction of the master batch record documenting and providing instructions for those parts of Processing comprising the manufacturing steps required to convert the Peanut Flour and Raw Materials into the Bulk Product, and/or holding of a particular Lot of Product.

1.12	“BLA” shall mean the biologics license application submitted to the FDA by Aimmune relating to Product, and any supplements or amendments to such BLA as may be filed during the Term hereof.
1.13	“Bulk Product” shall mean Product Lots packaged in bulk drums or containers.
1.14	“Bulk Yield” shall mean the yield of Acceptable Units of Bulk Product resulting from utilizing a quantity of Peanut Flour to produce such Bulk Product.
1.15

“cGMP” or “cGMP Regulations” shall mean the regulatory requirements for current good manufacturing practices with respect to the Processing, storage and Release Testing of Bulk Product under this Agreement, including (as applicable): the United States current Good Manufacturing Practices pursuant to the FDCA and pursuant to the relevant regulations found in Title 21 of the U.S. Code of Federal Regulations (including Parts 11, 210, 211, 610 and 611), the European Union’s current Good Manufacturing Practices pursuant to EC Directive 2003/94/EC of 8 October 2003, and the International Conference on Harmonisation Guidance for Industry, as applicable, including Q7 Good Manufacturing Practice Guidance for Active Pharmaceutical Ingredients, in the case of Q7 as applicable to the activities carried out by CoreRx under this Agreement, and any comparable regulatory requirements designated by the Parties in a Purchase Order, as such regulatory requirements may be amended from time to time.

1.16

“Commercial Facility” shall mean the portion of the Facility that is to be used to carry out the manufacturing steps required to convert the Peanut Flour and Raw Materials into the Bulk Product for Processing of the Bulk Product and is located at 5733 Myerlake Circle, Clearwater, Florida, as described in more detail in Schedule E.

1.17

“Confidential Information” shall mean any and all technical, business or other Information, of a Party or its Affiliates provided orally, visually, in writing, graphically, electronically, by observation or in another form by or on behalf of such Party or its Affiliates to the other Party or its Affiliates in connection with this Agreement, including the terms of this Agreement, the Product, any know-how with respect thereto developed by or on behalf of the Disclosing Party or its Affiliates, or the scientific, regulatory or business affairs or other activities of the Disclosing Party or its Affiliates.

1.18

“Contract Year” shall, except in Contract Year one (1), mean each twelve (12) month period during the Term of this Agreement, commencing on January 1st and ending on the following December 31st. Contract Year one (1) shall mean that period, beginning on the Effective Date, and ending on December 31, 2019.

1.19	“Coordinators” shall have the meaning set forth in Article 3 hereof.
1.20	“Core Parameters” shall mean those “core” parameters for Peanut Flour set forth in Schedule F hereof, as may be revised from time to time by the mutual written agreement of the Parties.
1.21

“CoreRx Background IP” shall mean all Background IP owned or controlled by CoreRx or its Affiliates as of the Effective Date and during the Term, including but not limited to all Inventions developed by CoreRx in connection with other projects or its own process improvements or other Inventions independent of this Agreement that are not Agreement Inventions.

1.22	“CoreRx Maximum Capacity” shall mean CoreRx’s annual maximum commercial production capacity in the Commercial Facility set forth in Schedule G.
1.23	“Defective Product” shall mean Product that possesses a Non-conformity and/or a Latent Defect.
1.24	“Delivery Date” shall mean a date for which delivery of Product is stated in a Purchase Order.
1.25	“Disclosing Party” shall have the meaning set forth in Section 14.1 hereof.
1.26

“Discharge” shall mean any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into or through the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material).

1.27

“Disposition(ed) for Release” shall mean formal approval indicating suitability of the Product for release to Aimmune, as evidenced by CoreRx or a designated Third Party performing Release Testing, CoreRx issuing a Certificate of Analysis and generating a Certificate of Compliance (as such terms are defined in the Quality Agreement) provided to Aimmune by CoreRx, all as provided in greater detail under the Quality Agreement.

1.28	“Dosage Strength” shall means the amount of Peanut Flour expressed as mg peanut protein in a capsule or sachet of Product.
1.29	“Effective Date” shall have the meaning set forth in the first paragraph of this Agreement.
1.30

“Environmental Laws” shall mean all Applicable Laws that regulate or relate to the protection or clean-up of the environment, the use, treatment, storage, transportation, generation, Processing, Release Testing, processing, distribution, handling, labeling or disposal of, or emission, discharge or other Discharge or threatened Discharge of, or exposure to, Hazardous Materials or otherwise dangerous substances, wastes, pollution or materials (whether, gas, liquid or solid), the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources, or the health and safety of persons or property, including without limitation protection of the health and safety of employees. Environmental Laws shall include, without limitation, the Federal Insecticide, Fungicide, Rodenticide Act, Resource Conservation & Recovery Act, Clean Water Act, Safe Drinking Water Act, Atomic Energy Act, Occupational Safety and Health Act, Toxic Substances Control Act, Clean Air Act, Comprehensive Environmental Response, Compensation and Liability Act, Emergency Planning and Community Right-to-Know Act, Hazardous Materials Transportation Act and all analogous or related federal, state or local laws, each as amended.

1.31	“Equipment” shall have the meaning set forth in Section 4.1.1 hereof.
1.32	“Equipment Maintenance Schedule” shall have the meaning set forth in Section 4.1.1 hereof.
1.33	“EMA” shall mean the European Medicines Agency, or any successor agency.
1.34	“Executed Batch Record” shall mean the executed manufacturing instructions containing the complete documentation of all activities and measurements associated with production of a Lot of Bulk Product.
1.35	“Expected Bulk Yield” shall have the meaning set forth in Section 4.3.3 hereof.
1.36

“Facility” shall mean the manufacturing facility located at 5733 Myerlake Circle, Clearwater, Florida, which is [***] and which comprises the ML3 Facility (which includes the Warehouse) and the Commercial Facility.

1.37

“FDCA” shall mean the United States Federal Food, Drug, and Cosmetic Act, as amended (21 U.S.C. Sec. 301 et seq.), relevant regulations promulgated thereunder (including, without limitation, 21 C.F.R. parts 11, 210 and 211) and all applicable FDA guidelines, guidance documents and other administrative interpretations and rulings, as may be amended from time to time.

1.38	“FDA” shall mean the United States Food and Drug Administration, or any successor entity.

1.39	“Firm Manufacturing Commitment” shall mean the binding Forecast defined in Section 6.4 hereinafter.
1.40	“Firm Testing Commitment” shall mean the binding Forecast defined in Section 6.5 hereinafter.
1.41	“Forecast” shall mean the forecast defined in Section 6.3.1 hereinafter.
1.42	“For Cause Audit” shall have the meaning set forth in Section 10.3 hereof.
1.43

“Hazardous Materials” shall mean any material, substance or waste that is listed, classified, regulated, characterized or otherwise defined as “hazardous,” “toxic,” “radioactive,” a “pollutant, or “contaminant” (or words of similar intent or meaning) under applicable Environmental Law.

1.44

“Information” shall mean all technical, scientific, business and other know-how and information, Inventions, discoveries, trade secrets, knowledge, technology, means, methods, processes, formulations, practices, formulae, instructions, skills, techniques, procedures, experiences, expressed ideas, technical assistance, designs, drawings, assembly procedures, computer programs, apparatuses, specifications, data, results, materials (including biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical), pre-clinical, clinical, safety, manufacturing and quality control data and information (including study designs and protocols) and assays and biological methodology, in each case, whether or not confidential, proprietary or patentable and in written, oral, electronic or any other form now known or hereafter developed.

1.45	“Initial Term” shall have the meaning set forth in Section 12.1 hereof.
1.46

“Intellectual Property” shall mean (i) know-how and trade secrets, (ii) all Inventions (whether patentable or unpatentable and whether or not reduced to practice) and all Patent Rights thereof, (iii) all copyrightable works, all copyrights, and all applications, registrations and renewals in connection therewith, (iv) trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and (v) all other proprietary rights.

1.47	“In-Process Materials” shall mean combinations of one or more Raw Materials with Peanut Flour that have not been completely processed to Bulk Product.
1.48	“In-Process Testing” shall mean all testing activities of In-Process Materials performed during the Processing to ensure that such In-Process Materials conform to in-process specifications.
1.49

“Invention” shall mean any composition of matter, device, process, method, technique, procedure, protocol, treatment, formulation, discovery, know-how, concept or idea, or any improvement thereof, whether patentable or not, or subject to copyright or not.

1.50

“Latent Defect” shall mean a Non-conformity that was (i) not reasonably discoverable within the period specified in Section 8.2.1 using the quality control procedures outlined in the Product Specifications or the Quality Agreement; (ii) are attributable to CoreRx’s Processing or Release Testing; and (iii) could not reasonably been deemed to have: (a) been caused by use of Peanut Flour that did not meet the Core Parameters, or (b) occurred after delivery of Product to the carrier.

1.51	“Losses” shall have the meaning set forth in Section 13.1 hereof.
1.52

“Lot” shall mean a single Lot of Bulk Product having uniform character and quality within specified limits, is Processed according to a single manufacturing order during the same cycle of manufacture and is of a specific quantity, all as specifically set forth in Schedule D.

1.53	“MAA” shall mean the marketing authorization application submitted to the EMA by Aimmune relating to Product, and any supplements or amendments to such MAA as may be filed during the Term hereof.
154	“Minimum Manufacturing Commitment Percentage” shall have the meaning set forth in Section 6.1 hereof.
1.55	“Minimum Testing Commitment Percentage” shall have the meaning set forth in Section 6.2 hereof.
1.56	“ML3 Facility” shall mean that portion of the Facility located at 5733 Myerlake Circle, Clearwater, Florida, which, [***] and which includes the Warehouse.
1.57	“[***] Manufacturing Firm Amount” shall have the meaning set forth in Section 6.4.1 hereof.

1.58	“[***] Testing Firm Amount” shall have the meaning set forth in Section 6.5.1 hereof.
1.59	“MSA” shall mean the Master Services Agreement between Aimmune and CoreRx dated November 29, 2016.
1.60	“Non-conformity” shall mean a defect or circumstance(s) that causes Bulk Product not to satisfy the warranties set forth in Section 5.1.2.
1.61

“Non-Routine Maintenance Activities” shall mean all non-routine maintenance activities necessary or useful to maintaining, pursuant to this Agreement, the Equipment and Commercial Facility and the Warehouse [***] in good working order, including without limitation the following activities: [***].

1.62	“Order Shortfall” shall have the meaning set forth in Section 9.3.2 hereof.
1.63	“Order Shortfall Amount” shall have the meaning set forth in Section 9.3.2 hereof.
1.64	“Order Shortfall Payment” shall have the meaning set forth in Section 9.3.2 hereof.
1.65	“Order Shortfall Penalty” shall mean $[***] per Lot.
1.66

“Patent Rights” shall mean (a) patents and patent applications anywhere in the world, (b) all divisionals, continuations, continuations in-part thereof or any other patent application claiming priority, or entitled to claim priority, directly or indirectly to (i) any such patents or patent applications, or (ii) any patent or patent application from which such patents or patent applications claim, or is entitled to claim, direct or indirect priority, and (c) all patents issuing on any of the foregoing anywhere in the world, together with all registrations, reissues, re-examinations, patents of addition, renewals, substitutions, validations, and re-validations, supplemental protection certificates or extensions of any of the foregoing anywhere in the world, and (d) all provisional and any other priority patent applications filed worldwide.

1.67	“PLI” shall mean any pre-licensing or pre-approval inspection by any Regulatory Authority.
1.68	“Peanut Flour” shall mean the peanut flour used to produce Product under this Agreement.
1.69

“Peanut Flour Specification” shall mean the specification for the Peanut Flour set forth in the Quality Agreement, as such specification may be revised from time to time by Aimmune with prior written notice to CoreRx.

1.70	“Pricing Tier” shall have the meaning set forth in Schedule A of this Agreement.
1.71	“Process”, “Processed”, or “Processing” shall mean the conduct of the procedure(s) described in Schedule B.
1.72	“Process Requirements “shall have the meaning set forth in Section 5.7 hereof.

1.73

“Producer Price Index (PPI)” means the index known as the United States Bureau of Labor Statistics, Producer Price Index, Pharmaceutical Preparation Manufacturing (Series ID: PCU325412325412), not seasonally adjusted, as it appears in the periodical PPI Detailed Report as published for the region in which the Facility is located, or a comparable successor index. Any PPI adjustment to pricing under Section 9.1.2 will be capped at [***]% per year. Notwithstanding the foregoing, if CoreRx reasonably determines that its costs will exceed the [***]% cap per year, then CoreRx and Aimmune agree to negotiate in good faith to revise the cap for the relevant period.

1.74	“Product” shall mean AR101 in bulk, capsule or sachet dosage form resulting from Processing Peanut Flour and Raw Materials, in accordance with the Batch Record.
1.75	“Product Approval” shall mean the approval of Product by the FDA or the EMA.
1.76

“Product Price” shall mean the price for Processing of Bulk Product as set forth in Schedule A, as applicable, attached hereto and made a part hereof, as such price may be amended from time to time in accordance with this Agreement.

1.77

“Product Specification” shall mean the specifications for the Product set forth in the Quality Agreement, including any test methods and in-process specifications relating thereto, as such specifications may be amended from time to time by mutual written agreement of the Parties.

1.78

“Production Records” shall mean all documentation pertaining to the manufacture and testing of a completed Lot of Bulk Product, including but not limited to Executed Batch Records, sampling documentation, test results and raw data for all Raw Material testing, Peanut Flour testing, In-Process Materials testing, and Bulk Product Release Testing performed at CoreRx or its contract laboratories and related OOS results and other quality incidents, investigative reports, deviations reports, and all applicable manufacturing process data (including any pertinent output from instrumentation and all documentation of cleaning performed in association with manufacture of the previous product in the equipment to be used for manufacture of Product or performed following installation, maintenance, or cleaning expiration of equipment to be used for manufacture of Product.

1.79	“Purchase Order” shall mean a firm purchase commitment detailing the Bulk Product quantity and required Delivery Dates, as further described in Section 7.1.
1.80

“Qualified Lot” shall mean a Lot produced by CoreRx that (a) will conform to the Product Specifications, as then in effect, and will have been Processed in accordance with the master Batch Record; (b) will have been Processed in accordance with cGMP Regulations and the Quality Agreement (c) is free from any deviation, special sampling requirement or other assignable cause that results in a lower than anticipated Bulk Yield for such Lot.

1.81

“Quality Agreement” shall mean the Quality Agreement of even date herewith (including all schedules and appendices attached thereto), as further defined in Section 5.6 and setting forth the guidelines and responsibilities of the Parties in connection with the Product as they are related to quality control, quality assurance, In-Process Testing, qualification, validation, and Disposition for Release, and authorization for shipment, as such Quality Agreement may be amended from time to time by the Parties in accordance with the terms thereof.

1.82

“Raw Materials” shall mean all the materials, supplies, components, and packaging, including empty capsule shells and sachet foil laminate, but excluding Peanut Flour, required to Process the Bulk Product in accordance with the Product Specifications and as listed on Aimmune’s Regulatory Applications for the Product.

1.83

“Raw Material Specifications” shall mean the specifications relating to the Raw Materials outlined in Aimmune’s Regulatory Applications for the Product, including any test methods relating thereto, as provided by CoreRx and approved in advance in writing by Aimmune.

1.84	“Recall” shall have the meaning set forth in Section 10.7.1 hereof.
1.85	“Receiving Party” shall have the meaning set forth in Section 14.1 hereof.
1.86

“Regulatory Application” shall mean, for a particular country or Regulatory Authority, an application or other submission by Aimmune or its Affiliate for Regulatory Approval, or for approval or permission to conduct human clinical trials (as applicable), by the applicable Regulatory Authority regarding the Product.

1.87

“Regulatory Approval” shall mean, for a particular country or Regulatory Authority, all approvals from the applicable Regulatory Authority required for the commercial marketing or sales of a pharmaceutical product in such country, along with satisfaction of any related applicable regulatory requirements.

1.88

“Regulatory Authority” shall mean any governmental regulatory authority within a country of the Territory involved in regulating any aspect of the development, manufacture, market approval, sale, distribution, packaging or use of drug products, including, but not limited to, the FDA, Health Canada, the Medicines and Healthcare Products Regulatory Agency, Swissmedic, the Therapeutic Goods Administration and the EMA.

1.89

“Release Test”, “Release Tested”, “Release Testing” shall mean the conduct of the procedure(s) described in Schedule B, including, but not limited to, release testing and analysis of Bulk Product or the conduct of analytical testing of Peanut Flour in accordance with the Peanut Flour Specification, as applicable, all of the foregoing in accordance with the Quality Agreement, any Applicable Laws, and the Product Specifications.

1.90	“Renewal Term” shall have the meaning set forth in Section 12.2 hereof.
1.91	“[***]” shall have the meaning set forth in [***].
1.92

“Routine Maintenance Activities” shall mean all routine maintenance activities necessary or useful to maintaining the Equipment, Commercial Facility and the Warehouse (and those activities related to the ML3 Facility to the extent necessary or useful for the Processing and Testing of Bulk Product and usage of the Commercial Facility and the Warehouse) in good working order as further defined in section 4.1.3, including without limitation the following activities:  [***].

1.93

“Supplier Readiness Fee” shall mean [***] expenses reasonable and necessary for the storage, Processing and Testing of Bulk Product at the Commercial Facility for a single calendar quarter as required under this Agreement and the Quality Agreement, as set forth in Schedule A.

1.94	“Term” shall have the meaning set forth in Section 12.2 hereof.
1.95

“Territory” shall mean the United States, Canada, the European Union, including the United Kingdom (whether or not the United Kingdom is a member of the European Union), Norway, Switzerland and Australia, and any other country or countries identified by Aimmune in a written notice provided to CoreRx at least [***] ([***]) months prior to the date that Aimmune intends for such country or countries to be included within the Territory. Any reasonable costs for upgrades or licenses required to meet the requirements of any new Territory that CoreRx does not already supply to will be paid for in accordance with Section 4.2.3 hereof.

1.96	“Testing” shall mean, collectively, all In-Process Testing and Release Testing activities.
1.97	“Testing Facility” shall have the meaning set forth in Section 4.2.3 hereof.
1.98	“Third Party” shall mean any Party other than Aimmune, CoreRx and their respective Affiliates.
1.99	“Unit” shall mean the specified quantity of Product expressed as a number of capsules or sachets, as the case may be.
1.100	“Unit Cost” for a Dosage Strength shall mean its Product Price as set forth in Schedule A.
1.101

“Warehouse” shall mean that portion of the ML3 Facility that is being used by the Parties to receive, sample, and store (separate from other Third-Party materials) incoming Raw Materials, ship Bulk Product, and store QA retain samples.

1.102

“Work Product” shall mean all deliverables (other than Product), Information, documents, Production Records (e.g., executed Batch Records, analytical raw data, environmental monitoring data, etc.) or materials, including without limitation any analytical methods, plans, works of authorship, techniques, manufacturing instructions  and processes, product formulations and operating procedures, test procedures, cleaning procedures, and all other scientific or technical information or materials whether in written, graphic, or electronic form, developed, edited or otherwise created by during the Term by CoreRx or its subcontractors, or jointly by CoreRx or its subcontractors and Aimmune and which is [***] related to Processing and Testing of the Product.

1.103	“[***]” shall have the meaning set forth in [***].
ARTICLE 2:	PROCESSING; SALE AND PURCHASE OF PRODUCT
2.1	Processing.

During the Term of this Agreement, CoreRx shall perform the Processing and provide the Product in accordance with the applicable Purchase Order, Product Specifications, the Applicable Laws and the terms and conditions of this Agreement and the Quality Agreement, including all Schedules hereto and thereto, subject to responsibilities of Aimmune outlined in Section 2.3.  Aimmune and its Affiliates shall purchase the Bulk Product from CoreRx in accordance with the terms and conditions of this Agreement for the Product Price as set forth in Schedule A. CoreRx shall Process the Bulk Product at the Commercial Facility and any other CoreRx manufacturing facility that is approved in advance in writing by Aimmune. The specific quantities that CoreRx is obligated to supply, and which Aimmune is obligated to purchase, shall be determined in accordance with Section 6.1 hereinafter.

2.2	CoreRx Responsibilities.

CoreRx’s responsibilities include the following (without limitation), all to be performed in accordance with the terms and conditions of this Agreement and in accordance with Applicable Laws:

2.2.1

maintaining all required registrations or licenses with applicable Regulatory Authorities per Section 4.2.3, such as but not limited to, the FDA, and any other Federal, state or local agencies so that CoreRx can perform its obligations as set forth in this Agreement and CoreRx will promptly, within [***] ([***]) [***], notify Aimmune if any such registrations or licenses lapse or when it determines that it is not in compliance with the requirements for maintaining such registrations or licenses;

2.2.2	operating in accordance with the Quality Agreement and being responsible for all items designated as its responsibility on the Quality Agreement;
2.2.3	reasonably maintaining the Equipment, as set forth in more detail in Article 4 below;
2.2.4

unloading, handling, sampling, testing, dispositioning and storing Raw Materials in accordance with the Raw Material Specifications and Peanut Flour in accordance with the Peanut Flour Specification, Quality Agreement, Raw Material Specifications, and with the manufacturing instructions provided in the Batch Record(s) for In-Process Testing all at the Commercial Facility;

2.2.5

Processing the Bulk Product in accordance with Aimmune’s Regulatory Applications, the Quality Agreement, the Raw Material Specifications, the Peanut Flour Specification, and with the manufacturing instructions provided in the Batch Record(s) for In-Process Testing;

2.2.6

Release Testing of the Bulk Product in accordance with Aimmune’s Regulatory Applications, the Quality Agreement, and current versions of the analytical test methods listed in the Product Specifications;

2.2.7	collecting and retaining samples of the Raw Materials and Bulk Product as provided in greater detail in the Quality Agreement;
2.2.8

collecting and testing samples of In-Process Materials according to manufacturing instructions provided in the Batch Records and in accordance with the current version of the analytical test methods listed in the in-process specifications;

2.2.9	collecting and submitting samples for Bulk Product Release Testing whether such testing is performed at CoreRx, at another pre-approved CoreRx facility, or at a Third-Party testing laboratory;
2.2.10	handling and storing In-Process Materials and Bulk Product;
2.2.11	preparing the Bulk Product for shipment;
2.2.12	making the Bulk Product available to a common carrier;
2.2.13

cooperating with Aimmune in the preparation and submission of the CMC section of the BLA or the MAA, and/or other manufacturing-related sections of other Regulatory Applications with foreign Regulatory Authorities in the Territory in which Aimmune may be seeking Foreign Regulatory Approval for the Product, as detailed to a greater extent in the Quality Agreement;

2.2.14	cooperating with Aimmune in the preparation for PLIs as detailed to a greater extent in the Quality Agreement;
2.2.15	keeping records and reporting to Aimmune and applicable governmental agencies as may be required by Applicable Laws;
2.2.16

handling, storing, treating, and disposing of Hazardous Materials generated by CoreRx in connection with CoreRx’s performance under this Agreement in accordance with Environmental Laws; and providing final Product Dispositioned for Release in accordance with the Quality Agreement.

2.3	Aimmune Responsibilities.

Aimmune’s responsibilities include the following (without limitation), all to be performed in accordance with the terms and conditions of this Agreement and in accordance with Applicable Laws:

2.3.1	providing the Aimmune Materials and Artwork in a timely manner as required for CoreRx to perform its obligations for Processing Bulk Product under this Agreement;
2.3.2	approving analytical test methods relating to In-Process Testing of In-Process Materials and Release Testing of Peanut Flour and Bulk Product in accordance with the Quality Agreement;

2.3.3	providing Product Specifications and the Peanut Flour Specification, and providing Aimmune Materials in compliance with the applicable Specifications for such Aimmune Materials;
2.3.4	operating as set forth in the Quality Agreement and being responsible for all items designated as its responsibility in this Agreement or the Quality Agreement; and
2.3.5	providing CoreRx with authorization to ship Product that has been Dispositioned for Release by CoreRx.

ARTICLE 3:	COORDINATORS & MEETINGS

Within [***] ([***]) days after the Effective Date, Aimmune and CoreRx shall each appoint an authorized representative and a backup representative (collectively, the “Coordinators”) for the exchange of all communications, other than legal notices, related to the manufacturing of the Bulk Product.  Each Party shall provide notice to the other Party as to the name and title of the individuals so appointed.  Each Party may replace its Coordinators at any time for any reason by providing written notice to the other Party in accordance with Section 19.10 hereof.  The Parties shall meet from time to time as appropriate during the Term to discuss the Forecasts, as well as other matters relevant to the supply of Bulk Product, including any potential strategies for improving the productivity, efficiency and quality of the process by which the Bulk Product is Processed and supplied under this Agreement.

ARTICLE 4:	EQUIPMENT; CORERX FACILITY; PEANUT FLOUR; RAW MATERIALS; ARTWORK
4.1	Equipment.
4.1.1

CoreRx shall maintain the equipment listed on Schedule C hereto (“Equipment”) in accordance with the maintenance schedule for each piece of such Equipment, as set forth on Schedule C (“Equipment Maintenance Schedule”) and house the Equipment in the Commercial Facility, separate from equipment used for purposes other than performance of this Agreement.

4.1.2

Title to any Equipment purchased by Aimmune for use by CoreRx hereunder, including [***] shall be retained by Aimmune and CoreRx shall not obtain any ownership interest, legal or equitable, in the Equipment by virtue of its use of the Equipment as set forth herein. CoreRx shall [***] and will, if requested, [***].

Such Equipment shall be [***] hereunder except for [***] (e.g. [***]), which may be [***] so long as such Equipment [***] and [***].
4.1.3

[***] shall be responsible for, and bear the cost of, [***] and [***] such Equipment so long as it remains at the Commercial Facility, Testing Facility, or Warehouse. During the [***], Aimmune and CoreRx will [***] the costs of [***] for Equipment in the Warehouse. For [***], Aimmune shall bear or reimburse CoreRx [***] of [***] and [***] the Equipment (such as [***]), to the extent [***] and [***].  CoreRx shall notify Aimmune in writing (email acceptable) [***] the performance of any [***], and Aimmune shall directly pay or CoreRx shall invoice Aimmune and Aimmune shall promptly reimburse CoreRx for any such [***] costs actually incurred by CoreRx and which Aimmune has authorized in writing to be incurred or for which it is responsible.

4.2	Facilities.
4.2.1

During the Term of this Agreement, CoreRx agrees to maintain and operate its ML3 Facility, the Commercial Facility, the Testing Facility, and any other facilities and/or equipment necessary for CoreRx to perform its obligations under this Agreement and the Quality Agreement, (a) in a manner that complies with all Applicable Laws, including, without limitation, Environmental Laws, the FDCA and cGMP Regulations and (b) as necessary to perform its obligations under this Agreement and the Quality Agreement. The Commercial Facility shall be dedicated solely to Aimmune and shall not be used by CoreRx for any other purpose without the prior written consent of Aimmune.

4.2.2

[***] is solely responsible for, and bears the cost of, performing [***], with regard to [***]. During the [***], Aimmune and CoreRx will [***] the costs of [***] for the [***]. For [***], Aimmune shall bear or reimburse CoreRx [***] of [***] for [***], to the extent [***] and [***]. In addition, CoreRx shall engage a contractor [***] to [***] of, and [***] on, the [***]. CoreRx and Aimmune will share all [***] costs for [***] on a [***] basis, unless a different allocation shall be agreed to in the future by mutual written agreement. Notification and payment mechanisms shall be as set forth in Section 4.1.3 above.

4.2.3

CoreRx agrees to maintain a valid FDA Establishment Number for the ML3 Facility, the Commercial Facility, and any other CoreRx facility utilized for the testing of Raw Materials, Peanut Flour, In-Process Materials, or the Bulk Product (the “Testing Facility”).  CoreRx shall maintain such valid FDA license for the ML3 Facility, the Commercial Facility and the Testing Facility, together with all other permits and licenses required under all Applicable Laws in order to perform its obligations under this Agreement and the Quality Agreement.  CoreRx will keep and maintain all records as required by all Applicable Laws including, without limitation, Environmental Laws, the FDCA and cGMP Regulations.  At Aimmune’s request, CoreRx shall provide copies of such records and reports to Aimmune [***].  [***] any registration fees for any licenses or permits that CoreRx is required to obtain as a [***] under this Agreement in [***].  [***] any registration fees for any licenses or permits that CoreRx is required to obtain as a [***] under this Agreement in [***].  [***] any registration fees for any licenses or permits that CoreRx is required to obtain as a [***] under this Agreement in any country other than [***] as follows:  (a) if CoreRx does not supply to a specific [***] country, Aimmune will pay [***] registration fees for any licenses or permits that CoreRx is required to obtain in that country; (b) if CoreRx supplies to a specific country for [***], Aimmune and CoreRx will [***] the registration fees for any licenses or permits that CoreRx is required to obtain in that country; and (c) if CoreRx supplies to a specific country for [***], [***] will pay all registration fees for any licenses or permits that CoreRx is required to obtain in that country.    CoreRx will promptly notify Aimmune when it is required to obtain or maintain an [***] license or permit for another CoreRx customer or any proprietary CoreRx product.  If a new country is added to the Territory after the Effective Date and CoreRx will be required under Applicable Law to upgrade or modify the Commercial Facility or the ML3 Facility, [***] the costs incurred to implement such upgrades or modifications.

4.2.4

CoreRx will notify Aimmune in writing within [***] ([***]) [***] if any Regulatory Authority or any other governmental entity issues a finding or order that CoreRx expects will materially and negatively impair CoreRx’s ability to perform its obligations, including without limitation any finding or order that causes or CoreRx expects will cause  (a) [***], (b) [***] or (c) [***].

4.2.5

CoreRx shall permit representatives of Aimmune to visit the Warehouse, the Commercial Facility and the Testing Facility (a) (with at least [***] advance notice) with representatives of any Regulatory Authorities or other governmental entities to inspect the Warehouse, the Commercial Facility and the Testing Facility, all in accordance with the Quality Agreement and (b) with at least [***] advance notice and at times that do not interfere with CoreRx’s ability to operate these facilities in accordance with the Agreement to observe Processing, Release Testing or Equipment.  CoreRx will also permit representatives of Aimmune [***] in the Commercial Facility; Aimmune agrees that any such representatives will be required to comply with all workplace rules and policies that apply to CoreRx employees who operate the Commercial Facility [***].

4.3	Peanut Flour and Aimmune Materials.
4.3.1

Supply of Peanut Flour.  Aimmune shall supply Peanut Flour for use by CoreRx in the Processing of Bulk Product hereunder. Aimmune shall supply CoreRx with an inventory of Peanut Flour sufficient for at least [***] production of Product based on the then-current Forecast.

4.3.2

Peanut Flour Specifications; Core Parameters.  CoreRx will only use Peanut Flour that meets the Peanut Flour Specifications to Process Bulk Product under this Agreement.  If Peanut Flour meets the Peanut Flour Specifications but does not meet the Core Parameters, CoreRx will provide prompt written notice thereof to Aimmune.  CoreRx can only use Peanut Flour that meets the Peanut Flour Specifications but does not meet the Core Parameters to Process Bulk Product hereunder if Aimmune provides prior written approval to CoreRx of such use.

4.3.3

Expected Bulk Yield.  CoreRx shall use the Peanut Flour solely for the Processing of Bulk Product hereunder.  The theoretical Bulk Yield shall be the number of Units of Bulk Product produced according to the formulae provided in the Batch Records as illustrated in Schedule D.  For each Dosage Strength, the expected yield of Bulk Product to be produced by CoreRx (the “Expected Bulk Yield”) shall equal the average actual Bulk Yield [***], determined as the [***] acceptable Units of Bulk Product produced [***] and expressed as a percentage. Between the Effective Date and the date that the Expected Bulk Yield is determined in accordance with the previous sentence, the Parties agree that the interim Expected Bulk Yield for each Dosage Strength shall be the percentage values listed in Schedule D.  The Expected Bulk Yield may be adjusted from time to time during the Term upon the mutual written agreement of the Parties. If after the Effective Date there is a material change to either the Equipment used in the Processing of Bulk Product or the methods used to Process the Bulk Product, the Parties will discuss in good faith whether to re-evaluate the Expected Bulk Yield.

4.3.4

Aimmune Materials.  Aimmune retains all right, title and interest in and to the Aimmune Materials. CoreRx shall not use the Aimmune Materials for any purpose other than performing its obligations under this Agreement, without Aimmune’s express prior written permission. In addition, CoreRx shall not take or send the Aimmune Materials to any Third Party, without Aimmune’s express prior written permission, except as otherwise required to perform Release Testing of Peanut Flour.

4.4	Raw Materials.

CoreRx shall, as part of the Product Price, supply Raw Materials for the Product as well as all other materials (other than Peanut Flour, which will be provided by Aimmune to CoreRx) required to Process the Bulk Product. For [***] of the Agreement, CoreRx must maintain inventories of Raw Materials sufficient for at least [***] production of Product based on the then-current Forecast. Thereafter, during the Term, this inventory requirement shall be reduced to [***]. At Aimmune’s request, CoreRx will provide Aimmune with specifications and information regarding all Raw Materials, including, though not limited to, the source or supplier of Raw Materials and traceability certifications for the Raw Materials.

4.5	Artwork.

Aimmune shall provide or approve, prior to the procurement of applicable components, all artwork, advertising, sachet and capsule markings, labeling and packaging information (together “Artwork”) necessary to Process the Product. Such Artwork is and shall remain the exclusive property of Aimmune, and Aimmune shall be solely responsible for the content thereof and Aimmune shall ensure that all Artwork complies with Applicable Laws.  CoreRx will be notified, in writing, of changes to Artwork (on capsules and sachets). Any Artwork changes that result in costs or expenses related to obsolescence and destruction of materials by CoreRx shall be borne by Aimmune.

ARTICLE 5:	REPRESENTATIONS, WARRANTIES & COVENANTS; SPECIFICATION CHANGES; QUALITY AGREEMENT
5.1	Representations, Warranties and Covenants of CoreRx.

CoreRx represents, warrants and covenants to Aimmune that:

5.1.1

CoreRx will perform the Processing, Release Testing of Peanut Flour, and any Aimmune-requested Release Testing of Bulk Product in conformance with all Applicable Laws, the Quality Agreement, the Batch Records, and the Product Specifications, and in accordance with the terms and conditions of this Agreement.

5.1.2

All Bulk Product, at the time of sale and shipment to Aimmune or its designee by CoreRx:  (a) will conform to the Product Specifications, as then in effect, and will have been Processed in accordance with the master Batch Record; (b) will have been Processed in accordance with cGMP Regulations, this Agreement and the Quality Agreement; (c) will be Processed, transported, stored, handled and disposed of in accordance with all Applicable Laws, including without limitation Environmental Laws; (d) will be conveyed with good title, free and clear from any security interest, lien or encumbrance; and (e) will not be (i) adulterated or misbranded by CoreRx (excluding any Artwork which is the responsibility of Aimmune, provided that any such Artwork used by CoreRx is consistent with Aimmune’s instructions) within the meaning of the FDCA or comparable Applicable Laws in any country in the Territory or (ii) an article that may not be introduced into interstate commerce under the provisions of Sections 404 or 505 of the FDCA or comparable Applicable Laws in any country in the Territory.

5.1.3

to CoreRx’s knowledge, it has all necessary authority and all right, title and interest in and to any technology related to the Release Testing of Peanut Flour, the In-Process Testing of In-Process Materials, and the Processing, Release Testing and supply of Bulk Product or that is otherwise required by CoreRx to perform its obligations as set forth under this Agreement.

5.1.4

to CoreRx’s knowledge, (x) any CoreRx Background IP utilized in the Release Testing of Peanut Flour, the In-Process Testing of In-Process Materials, and the Processing, Release Testing and supply of the Bulk Product by CoreRx under this Agreement will not infringe or misappropriate any Intellectual Property rights of any Third Party, (y) CoreRx’s performance of its obligations under this Agreement will not infringe or misappropriate any Intellectual Property rights of any Third Party and (z) CoreRx will comply with all Applicable Laws in its performance under this Agreement.

5.1.5	the Commercial Facility and Warehouse will remain in compliance with Applicable Laws during the Term.
5.1.6

CoreRx will not use or incorporate any Third Party technology, components or Intellectual Property in Processing, In-Process Testing, or Release Testing without obtaining Aimmune’s prior written consent.

5.2	Representations and Warranties by Aimmune.

Aimmune represents, warrants and covenants to CoreRx that:

5.2.1

(a) to Aimmune’s knowledge, Aimmune has all necessary authority (including rights under any Intellectual Property rights related to the Product) to provide the Peanut Flour to CoreRx under this Agreement and to authorize CoreRx to Process the Product in accordance with this Agreement; (b) all Artwork and the content thereof provided to CoreRx shall comply with Applicable Laws; (c) Aimmune will provide CoreRx with all material safety data sheets applicable to the Peanut Flour; (d) all Product provided to Aimmune by CoreRx under this Agreement will be held, used and/or disposed of by Aimmune or its designee in compliance with Applicable

Laws; (e) Aimmune will comply with all Applicable Laws in its performance under this Agreement and (f) any Raw Material furnished by Aimmune will conform to the specifications for such Raw Material set out in all applicable marketing approval authorizations.

5.3	Mutual Representations and Warranties.

Each Party hereby represents and warrants to the other Party that as of the Effective Date:

5.3.1

It is duly organized and validly existing under the laws of the state or jurisdiction of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

5.3.2

It is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.  The person executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate action.

5.3.3	It has obtained all necessary consents, approvals and authorizations required to be obtained by it in connection with the execution of and performance under the Agreement.
5.3.4

This Agreement is a legal and valid obligation binding upon it and enforceable in accordance with its terms.  The execution, delivery and performance of this Agreement does not conflict with, or constitute a default under, any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any Applicable Laws or order of any court, governmental body or administrative or other agency having jurisdiction over it.

5.3.5

None of its officers, directors, agents, Affiliates or employees (i) was or is presently debarred or disqualified under Section 306(a) or (b) of the FDCA (21 U.S.C. §§ 335(a) or (b)), (ii) has been debarred or excluded from participation in the Medicare program, any state Medicaid program or any federal health care program, (iii) has been charged with, indicted for, or convicted of a criminal offense that would lead to debarment or exclusion under the FDCA, or from participation in the Medicare program, any state Medicaid program or any other federal health care program, or (iv) has been or is under investigation by any government authority for debarment or exclusion action.  Each Party shall notify the other Party immediately upon any inquiry or the commencement of any investigation or proceeding or of any circumstance that would cause its representations under this Section 5.3.5 to become false or inaccurate.  The obligation to notify the other Party in accordance with the preceding sentence shall survive termination or expiration of this Agreement for [***] ([***]) years, unless a longer notification period is required by Applicable Laws.

5.4	Limitations.

THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT ARE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES MADE BY EACH PARTY TO THE OTHER AND NEITHER PARTY MAKES ANY OTHER REPRESENTATIONS, WARRANTIES OR GUARANTEES OF ANY KIND WHATSOEVER, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE.

5.5	Specification Changes.

In the event Aimmune changes the Product Specifications, Aimmune shall provide, when practicable, at least [***] ([***]) months prior written notice to CoreRx of such changes; and in the event that such changes directly impact CoreRx’s scheduling or costs, CoreRx shall, within [***] ([***]) days thereafter, advise Aimmune in writing as to any scheduling and/or price adjustments caused by such changes.  CoreRx will provide, upon request, supporting documentation to Aimmune for any scheduling or cost changes. Prior to implementation of such changes, the Parties agree to negotiate in good faith in an attempt to reach agreement on (a) the new price for any Bulk Product which embodies such changes, provided that the price shall not change more than [***], and (b) any other amendments to this Agreement which may be necessitated by such changes (i.e., an adjustment to the lead time for Purchase Orders).  Aimmune agrees to reimburse CoreRx for such reasonable costs as CoreRx has incurred to purchase up to [***] of Raw Materials in reliance on the most recent Forecast, to the extent that such costs represent CoreRx’s purchase of Raw Materials that [***] as a result of Aimmune’s change to the Product Specifications. The Parties agree to amend this Agreement, and/or the Quality Agreement as needed to reflect any changes to the Product Specifications or the Product Price.  CoreRx shall not make any change to the Product Specifications without Aimmune’s prior written consent.

5.6	Quality Agreement.

Concurrently with entering into this Agreement, the Parties will enter into the Quality Agreement, which will govern the quality assurance obligations and responsibilities of the Parties with respect to the Bulk Product.  The Quality Agreement shall in no way determine liability or financial responsibility of the Parties for the responsibilities set forth therein.  Notwithstanding anything to the contrary in this Agreement or in any other document or agreement, in the event of a conflict between this Agreement and the Quality Agreement in relation to issues of quality, the Quality Agreement shall control; in all other cases, the terms and conditions of this Agreement shall govern and control.

5.7	Duty of Cooperation.

The Parties acknowledge that production of pharmaceutical products is inherently complex and requires close attention to all aspects of specifications, Raw Materials, Peanut Flour, production, storage, and shipment (collectively, “Process Requirements”).  In the event of the occurrence of problems with Process Requirements, the Parties agree to reasonably cooperate to notify each other promptly of any known problems and to resolve such problems in a prompt and efficient manner so as to permit continued production and shipment of conforming Bulk Product, in accordance with the Product Specifications, this Agreement, the Quality Agreement and Applicable Laws.  Costs for correction of any such Process Requirements shall be allocated between the Parties in a fair and equitable manner and in accordance with the respective obligations of the Parties hereunder and under any related agreements.  Nothing in this Section 5.7 shall relieve either Party from any of its obligations under this Agreement or the Quality Agreement.

ARTICLE 6:	MINIMUM COMMITMENT PERCENTAGE; FORECASTS; FIRM COMMITMENTS
6.1	Minimum Manufacturing Commitment Percentage.

During the first six (6) Contract Years of this Agreement, Aimmune shall purchase a minimum percentage of its overall commercial requirements of Bulk Product (“Minimum Manufacturing Commitment Percentage”) from CoreRx, as set forth below provided that: (i) [***], and (ii) [***].  In the event that CoreRx is unable to meet its obligations as set forth in (i) and (ii) above for more than [***] ([***]) Lots in a single Contract Year, Aimmune’s Minimum Manufacturing Commitment Percentage obligations shall be reduced by [***] percent ([***]%) for the remaining period of that applicable Contract Year where such uncured failures occurred. By way of example, should CoreRx fail to meet its obligations in Contract Year 3, the Minimum Manufacturing Commitment Percentage for Contract Year 3 would be reduced from [***] percent ([***]%) to [***] percent ([***]%). If the number of Lots of Product corresponding to the Minimum Manufacturing Commitment Percentage in a given Contract Year exceeds the CoreRx Maximum Capacity set forth in Schedule G, then CoreRx will have the right, at its own expense, to increase its capacity to supply that larger number of Lots of Product by providing Aimmune with a notice (such notice must be provided to Aimmune within [***] ([***]) days of the beginning of the applicable Contract Year) confirming CoreRx’s commitment to supply such larger number of Lots on a timely basis. If the number of Lots of Product corresponding to the Minimum Manufacturing Commitment Percentage in a given Contract Year exceeds the CoreRx Maximum Capacity where CoreRx has acknowledged that its capacity cannot be increased, the Minimum Manufacturing Commitment Percentage for that Contract Year shall be the percentage of Aimmune’s overall commercial requirements that can be satisfied by the applicable CoreRx Maximum

Capacity in that Contract Year. Notwithstanding any minimum commitments under this Section 6.1, the Parties agree that Aimmune will not be required to purchase from CoreRx after [***] any volumes of Product that exceed Aimmune’s total annual volume requirements for the Product in the U.S. and Canada for that Contract Year.  The Minimum Manufacturing Commitment Percentage for each Contract Year is set forth below:

6.1.1	Minimum Manufacturing Commitment Percentage (Contract Year 1): 100%
6.1.2	Minimum Manufacturing Commitment Percentage (Contract Year 2): [***]%
6.1.3	Minimum Manufacturing Commitment Percentage (Contract Year 3): [***]%
6.1.4	Minimum Manufacturing Commitment Percentage (Contract Year 4): [***]%
6.1.5	Minimum Manufacturing Commitment Percentage (Contract Year 5): [***]%

6.1.6    Minimum Manufacturing Commitment Percentage (Contract Year 6): [***]%

6.2	Minimum Testing Commitment Percentage.

During the first six (6) Contract Years of this Agreement, Aimmune shall purchase a minimum percentage of its overall Release Testing for Bulk Product Processed at CoreRx (“Minimum Testing Commitment Percentage”), as set forth below:

6.2.1	Minimum Testing Commitment Percentage (Contract Year 1): 100%
6.2.2	Minimum Testing Commitment Percentage (Contract Year 2): [***]%
6.2.3	Minimum Testing Commitment Percentage (Contract Year 3): [***]%
6.2.4	Minimum Testing Commitment Percentage (Contract Year 4): [***]%
6.2.5	Minimum Testing Commitment Percentage (Contract Year 5): [***]%

6.2.6    Minimum Testing Commitment Percentage (Contract Year 6): [***]%

Notwithstanding any minimum commitments under this Section 6.2, the Parties agree that Aimmune will not be required to use CoreRx to perform Release Testing for Bulk Product that is intended [***].

6.3	Forecast.
6.3.1

At least [***] ([***]) days prior to the first [***] during which Aimmune requires Bulk Product to be delivered by CoreRx hereunder, unless otherwise agreed to by the parties in writing, Aimmune shall submit to CoreRx the first written detailed forecast (the “Forecast”) of its [***] requirements for Bulk Product from CoreRx for each of the next succeeding [***].  The Forecast shall be updated [***] thereafter by the [***].  CoreRx will review each Forecast and inform Aimmune within [***] ([***]) days of receipt of the Forecast if CoreRx believes the Forecast does not comply with requirements of this Article 6.  Starting in [***], Aimmune shall also submit to CoreRx no later than [***] of the applicable Contract Year [***] for such Contract Year.

6.3.2

As part of each Forecast, Aimmune shall submit to CoreRx for [***] ([***]) of the Forecast a detailed forecast of Aimmune’s Bulk Product requirements, further specified [***] as to the [***].  For [***] ([***]) of the Forecast, Aimmune shall submit only the [***]. For [***] ([***]), Aimmune shall be required to submit to CoreRx only a [***].

6.4	Firm Manufacturing Commitment.

The first [***] of each Forecast shall become a firm commitment of Aimmune and CoreRx as follows (“Firm Manufacturing Commitment”):

6.4.1

For [***] ([***]), Aimmune will be required to purchase from CoreRx, and CoreRx will be required to Process and supply to Aimmune (as long as [***] forecasted in the Forecast is consistent with Section 6.3), [***] percent ([***]%) of the forecasted amount(s) of the Bulk Product set forth in the forecast for each of the [***] ([***] [***]) of each Forecast delivered hereunder.  The forecasted amount(s) for each of the first [***] of each Forecast is hereinafter referred to as the “[***] Manufacturing Firm Amount”.

6.4.2

Aimmune shall have no obligation to purchase any forecasted amounts in any Forecast for [***] ([***]) of such Forecast, other than to the extent required to fulfill its Minimum Manufacturing Commitment Percentage for the Contract Year covered by that Forecast.

6.4.3	Firm Commitments provided by Aimmune will order Bulk Product in number of Lots.

6.4.4

Aimmune may from time to time (a) request [***] that are [***] in any Firm Manufacturing Commitments or (b) [***] that are [***] to the Firm Manufacturing Commitments.  In each such case, CoreRx will [***] to honor such requests.

6.4.5	All Firm Manufacturing Commitments will be in writing and will be confirmed by CoreRx in writing at the latest [***] ([***]) days after receipt of each Firm Manufacturing Commitment.
6.4.6	CoreRx will be obligated to accept all Firm Manufacturing Commitments that are within the limits of the applicable Forecast provided to CoreRx.
6.4.7	In the event Aimmune cancels a Firm Manufacturing Commitment, Aimmune shall pay to CoreRx an amount [***].
6.4.8

For clarification, the amount of Aimmune’s overall commercial requirements under this Agreement for Bulk Product, as further described in Schedule G, in a Contract Year cannot exceed the CoreRx Maximum Capacity in effect for that Contract Year without CoreRx written approval CoreRx agrees that it will supply Bulk Product under this Agreement up to the CoreRx Maximum Capacity in effect for a given Contract Year if requested to do so by Aimmune in accordance with this Article 6 and Article 7.

6.5	Firm Testing Commitment.

The first [***] of each Forecast shall become a firm commitment of Aimmune and CoreRx as follows (“Firm Testing Commitment”):

6.5.1

For [***] ([***]), Aimmune will be required to purchase from CoreRx, and CoreRx will be required to perform Release Testing services for [***] percent ([***]%) of Lots of Bulk Product requested to be tested as set forth in the Forecast for each of the first [***] ([***]) of each Forecast delivered hereunder.  The forecasted amount of testing for each of the first [***] of each Forecast is hereinafter referred to as the “[***] Testing Firm Amount”.

6.5.2

Firm Testing Commitments provided by Aimmune for [***] ([***]) will specify the [***] that require Release Testing during [***] ([***]) of each Forecast delivered hereunder.  Firm Testing Commitments provided by Aimmune for [***] ([***]) will specify only the [***] that require Release Testing over [***] ([***]) of each Forecast delivered hereunder.

6.5.3

Aimmune may from time to time place requests for testing Product that are separate from and in addition to the Firm Testing Commitments.  In each such case, CoreRx will use commercially reasonable efforts to honor such requests.

6.5.4	All Firm Testing Commitments will be in writing and will be confirmed by CoreRx in writing at the latest [***] ([***]) days after receipt of each Firm Testing Commitment.
6.5.5	CoreRx will be obligated to accept all Firm Testing Commitments that are within the limits of the applicable Forecast provided to CoreRx.
6.5.6	In the event Aimmune cancels a Firm Testing Commitment, Aimmune shall [***] or pay to CoreRx the initial batch testing price for each Lot of Product below the Minimum Testing Commitment Percentage.
6.6	Second Source Supplier.

Nothing in this Agreement shall preclude Aimmune from arranging for the Processing, Testing and supply of Bulk Product from one (1) or more third-party supplier(s) at any time, in Aimmune’s sole discretion; provided that [***]. In the event that Aimmune chooses to use a second source supplier for the Processing, Testing and supply, or solely Release Testing, of Bulk Product, CoreRx shall [***].

ARTICLE 7:	PURCHASE OF PRODUCT; DELIVERIES; ADDITIONAL WORK
7.1	Purchase Orders.
7.1.1

Submitting Purchase Orders. Together with each Forecast submitted by Aimmune pursuant to Section 6.3 above, Aimmune shall submit to CoreRx one (1) or more Purchase Orders for [***] ([***]) of such Forecast (unless such Purchase Order(s) have previously been provided to CoreRx by Aimmune) such that the Purchase Orders submitted with the current Forecast, combined with all previously submitted Purchase Orders, constitute an aggregate firm order for the [***] Manufacturing Firm Amount and [***] Testing Firm Amount of Product for at least the first [***] of the accompanying Forecast.  Although [***] ([***]) of each Forecast are [***] percent ([***]%) firm for manufacturing pursuant to Section 6.4.1, Aimmune only has to submit Purchase Orders for [***] ([***]) of each Forecast.

7.1.2

Details of Purchase Order. Any Purchase Order submitted by Aimmune to CoreRx under this Section 7.1 shall state (i) [***] and (ii) [***], and (iii) [***].  If a Purchase Order contains a quantity of Bulk Product that is greater than the [***] Manufacturing Firm Amount or [***] Testing Firm Amount set forth in the most recent Forecast or requests a Delivery Date that is earlier than the date set forth in the most recent Forecast, CoreRx will use commercially reasonable efforts to honor any such additional quantities and/or earlier Delivery Dates, subject to the terms outlined in Sections 6.4.4 and 6.5.3.

7.1.3

Late Purchase Orders.  If Aimmune submits any Purchase Order hereunder to CoreRx after the [***] ([***]) day of the [***] covered by such Purchase Order, such Purchase Order shall be considered late, and CoreRx may treat such late Purchase Order as an optional Purchase Order under Section 7.1.5 below.

7.1.4

Purchase Order Confirmation.  Within [***] ([***]) days after the date of CoreRx’s receipt of any Purchase Order from Aimmune under this Section 7.1, CoreRx shall confirm to Aimmune, in writing, that CoreRx received such Purchase Order.  Notwithstanding the foregoing, irrespective of any such confirmation (or lack thereof), CoreRx shall be deemed to have accepted any and all Purchase Orders submitted by Aimmune to CoreRx on a timely basis under Section 7.1.1, so long as the amount of the Product ordered and Release Testing to be performed by CoreRx, requested by Aimmune for any [***], does not exceed the [***] Manufacturing Firm Amount or [***] Testing Firm Amount for such month in the Forecast.

7.1.5

Additional Purchase Orders.  In addition to Purchase Orders submitted with a Forecast under Section 7.1.1 above, Aimmune may elect (but shall not be obligated) to submit to CoreRx one (1) or more additional Purchase Orders, at any time or from time to time during the Term of this Agreement.  Each such Purchase Order from Aimmune hereunder shall state (i) [***] and (ii) [***].  Within [***] ([***]) days after the date of CoreRx’s receipt of any Purchase Order (if any) from Aimmune under this Section 7.1.5, CoreRx shall confirm to Aimmune, in writing, that CoreRx received such Purchase Order and shall inform Aimmune, in writing, whether or not CoreRx accepts such Purchase Order. CoreRx shall use all commercially reasonable efforts to accept additional Purchase Orders and supply all amounts of the Product ordered by Aimmune and accepted by CoreRx under this Section 7.1.5 on a timely basis.

7.2	Delivery Timing.
7.2.1

Supply on Timely Basis.  CoreRx shall use all commercially reasonable efforts to supply all amounts of the Bulk Product ordered by Aimmune under Section 7.1 on a timely basis. CoreRx shall provide Aimmune with as much advance notice as possible (and will [***] provide at least [***] ([***]) days advance notice where possible) if CoreRx determines that the delivery of any Bulk Product or the performance of any additional work will be delayed for any reason, stating the reasons for the delay.  In the event that the Parties cannot agree on a new Delivery Date, Aimmune may reschedule or [***], provided such delays were not due to CoreRx supporting additional Purchase Orders.  In the event that the late delivery by CoreRx results in an order change, including reschedules or cancellations by Aimmune not due to additional Purchase Orders, CoreRx [***] accommodate, [***], such schedule changes as required by Aimmune, and [***].  Further, in the event that [***] determines that performance of Release Testing of a Lot of Product by CoreRx will be delayed and if such delay in Release Testing [***] result in a late delivery by CoreRx, Aimmune shall have the option to [***]. For such delays [***] due to CoreRx, and which are not due to [***], CoreRx shall also be responsible for [***].  Bulk Product shipped to Aimmune [***] and without [***] and any [***] may be returned to CoreRx at [***] or held at Commercial Facility [***].  No shipment will be deemed complete until all ordered Units have been delivered and accepted.  No payment or other obligations of Aimmune will accrue on partial or incomplete shipments where CoreRx is the cause of such partial or incomplete shipment.

7.2.2

Failure to Supply by Delivery Date.  If CoreRx fails to supply all or part of any shipment of Bulk Products ordered by Aimmune under Section 7.1 by the Delivery Date for such shipment for reasons solely within the control of CoreRx and not due to any failure or delay of Aimmune or a Third Party lab performing Release Testing, then Aimmune will be entitled to receive a discount applied against the Purchase Price of such delayed Products, in accordance with the following schedule (which refund CoreRx acknowledges as liquidated damages reflecting a reasonable measure of actual damages and not a penalty): (a) if Bulk Product(s) are delivered anywhere from [***] ([***]) to [***] ([***]) days following the Delivery Date  for such shipment, then Aimmune will receive a [***] percent ([***]%) discount off of the Purchase Price for such Bulk Products; (b) if Bulk Product(s) are delivered anywhere from [***] ([***]) to [***] ([***]) days following the Delivery Date for such shipment, then Aimmune will receive a [***] percent ([***]%) discount off of the Purchase Price for such Bulk Products; or (c) if Bulk Product(s) are delivered more than [***] ([***]) days following the Delivery Date for such shipment, then Aimmune may elect either to (i) receive a [***] percent ([***]%) discount off of the Purchase Price for such Bulk Products or (ii) [***] and [***] and [***], with [***].
7.3	Delivery Shortfall / Overage.

Subject to Section 4.3.3, quantities of Unit-based orders actually shipped by CoreRx pursuant to a given Purchase Order may vary up or down from the quantities reflected in such Purchase Order by not more than [***] percent ([***]%) and still be deemed to be in compliance with such Purchase Order and Aimmune shall accept any such limited shortfall or overage of up to [***]% of the original quantity requested in the Purchase Order; provided that CoreRx shall use reasonable commercial efforts to produce and deliver any shortfall quantity within [***] ([***]) days thereafter or, upon Aimmune’s prior written consent, within such longer period.

7.4	Delivery Terms.
7.4.1	CoreRx will only supply and deliver Product that it declares to be Dispositioned for Release in accordance with the procedures set forth in the Quality Agreement, including any required documentation.
7.4.2

Each delivery will be accompanied by a certificate of compliance and a certificate of analysis (only in cases where CoreRx is performing Release Testing) and other Lot documentation showing the conformity of the delivered Lot as specified and defined in the Quality Agreement

7.4.3

All Bulk Products and other materials provided by CoreRx are delivered EXW (Incoterms 2010) at the Warehouse and title and risk of loss or damage shall pass to Aimmune upon such delivery to the common carrier at the Warehouse.

7.4.4

Aimmune may request that CoreRx warehouses Bulk Product in accordance with Section 7.5 below, in which case title and risk of loss or damage for such stored Bulk Product shall transfer upon CoreRx’s delivery of the Dispositioned for Release Bulk Product to Aimmune at the [***].

7.4.5

All Bulk Product that has been Dispositioned for Release by CoreRx shall be properly prepared for safe and lawful shipment by CoreRx; shall be shipped to Aimmune’s distribution center or other location designated by Aimmune (only after Aimmune has authorized CoreRx to ship Product that has been Dispositioned for Release by CoreRx), via the common carrier designated by Aimmune; and shall be accompanied by appropriate documentation.  No products of any Third Party shall be shipped with the Bulk Product. Only Bulk Product that has been Dispositioned for Release by CoreRx shall be delivered by CoreRx to the common carrier at the Warehouse under this Section 7.4.
7.5	Product Storage.

Upon Aimmune’s request, CoreRx shall warehouse Bulk Product at the Commercial Facility, up to the storage capacity of the Commercial Facility, or at any other CoreRx or third-party facility that is approved in advance in writing by Aimmune. The Product shall be warehoused in accordance with cGMP Regulations.  Aimmune will pay CoreRx $[***] per [***] (or such other fee that the Parties may mutually agree on and confirm in writing) for each Lot of Bulk Product that is stored by CoreRx at any other CoreRx or third-party facility that is approved in advance in writing by Aimmune.

7.6	Additional Work.

The Parties expect that additional work, [***], related to the subject matter of this Agreement will continue during the Term of this Agreement, as mutually agreed to by the parties in writing from time to time.  The terms and conditions of any such additional work, including without limitation [***], will be subject to the mutual written agreement of the Parties.  From time to time, Aimmune may, at its sole discretion, request that CoreRx perform such additional work by submitting a scope of services document to CoreRx.  CoreRx may, at its sole discretion, provide a written quote to Aimmune for the work requested by Aimmune.  If the quote is acceptable to Aimmune, Aimmune may, in its sole discretion, submit a Purchase Order to CoreRx describing the scope of work, pricing, timeframes and responsibilities of the Parties.  CoreRx may, at its sole discretion, accept such work by sending a written acceptance notice to Aimmune.  Other than the specific work requests and price of such work as set forth on such Purchase Order, cancellation penalties (if applicable), and invoicing/payment terms, the terms and conditions of this Agreement shall govern and control any and all such additional work, including, without limitation, Articles 13 (Indemnification; Limitation of Liability), 14 (Confidentiality) and 15 (Intellectual Property).

ARTICLE 8:	RELEASE TESTING; ACCEPTANCE AND REJECTION; NON-CONFORMITY; LATENT DEFECT; DEFECTIVE PRODUCT
8.1	Disposition for Release; Release Testing; Timely Delivery.

All Product shall be in conformance with the Quality Agreement, this Agreement, the Product Specifications and any Applicable Laws and Processed by CoreRx and/or a qualified third-party laboratory that has been approved in advance in writing by Aimmune. CoreRx or an Aimmune designee shall be responsible for Release Testing and such party

shall maintain all records evidencing such Release Testing and analysis performed.   CoreRx shall be responsible for Disposition for Release of each Lot of Bulk Product Processed under the Agreement.  CoreRx shall not declare a Bulk Product Dispositioned for Release and ready for delivery to Aimmune until each Lot has satisfied the requirements under this Agreement and the Quality Agreement. If CoreRx performs Processing and Release Testing for a given Lot of Bulk Product, such Lot will be considered timely completed under this Agreement if CoreRx has Dispositioned for Release such Lot no later than [***] ([***]) months after the date that CoreRx first started Processing of such Lot.  If CoreRx performs Processing only (Release Testing will be performed by a Third Party lab, not CoreRx) for a given Lot of Bulk Product, such Lot will be considered timely completed under this Agreement if CoreRx has Dispositioned for Release such Lot no later than [***] ([***]) months after the date that CoreRx first started Processing of such Lot.  CoreRx will not be responsible for any delays in Dispositioning for Release a Lot that is Release Tested by a Third Party where the delay is due solely to the failure of the Third Party to perform Release Testing on a timely basis.

8.2	Acceptance and Rejection; Non-conformity; Latent Defect; Defective Product.
8.2.1

Aimmune shall have [***] ([***]) days from the receipt of Bulk Product and all associated Production Records to inspect the Bulk Product, review the certificates of analysis and other documents and/or perform or have performed any or all of the quality control procedures outlined in the relevant Specifications or the Quality Agreement to determine if the Bulk Product meets the Product Specifications.

8.2.2

If Aimmune has evidence to indicate that Bulk Product contains a Non-conformity, Aimmune shall promptly notify CoreRx in writing and CoreRx shall initiate an investigation of the alleged Non-conformity.  If so requested by CoreRx, Aimmune will send to CoreRx a sample of the rejected shipment.

8.2.3

In the case of Bulk Product with a Non-conformity that is a Latent Defect, Aimmune shall promptly, and in no event more than [***] ([***]) [***] after discovery or notification of such Latent Defect, notify CoreRx of such Latent Defect. The remedies for Bulk Product with a Latent Defect shall be as set forth in Section 8.2.5 below.

8.2.4

CoreRx shall reasonably cooperate with Aimmune to determine whether any Lot that is a Defective Product is attributable to CoreRx’s failure to adhere to the requirements of the Product Specifications, compliance with the Quality Agreement, this Agreement including CoreRx’s warranties under Section 5.1 hereof or Applicable Law.

8.2.5

If the Bulk Product contains a Non-conformity or Latent Defect, but it is determined under the Quality Agreement that such Non-conformity or Latent Defect is due [***] caused by Aimmune or its agents or is due [***], then CoreRx shall have no liability to Aimmune with respect thereto, and Aimmune shall promptly pay CoreRx for the Bulk Product per the pricing defined in Schedule A of this Agreement.  If the Non-conformity or Latent Defect is otherwise caused by CoreRx, then CoreRx shall promptly, at [***] option, either (a) [***], or (b) [***] and [***].  In addition, regardless of whether [***] chooses a [***], CoreRx will also promptly reimburse Aimmune for (x) the cost of [***], (y) the cost [***] and (z) the [***]. The number of Defective Product Lots shall [***] and [***], even if [***] elects [***] under clause (a).

8.2.6

Any dispute between the Parties regarding whether a Lot of Bulk Product is a Defective Product shall be resolved by discussion between the Parties, and absent resolution, discussion between senior executives of each Party.  If the dispute is still not resolved, the Parties agree that the matter will be resolved by an independent expert to be agreed upon by the Parties, who shall have at least [***] ([***]) years of experience in the pharmaceutical manufacturing industry. The decision of such expert will be binding on both Parties.

8.2.7

The fees of the expert will be borne by CoreRx if the Bulk Product in dispute is deemed by the expert to be Non-conforming and such Non-conformity is [***] to CoreRx.  The fees of the expert will be borne by Aimmune if the Bulk Product in dispute is not deemed by the expert to be Non-conforming, or where such Non-conformity is [***] to CoreRx. The Party that is obligated to pay the fees of the expert will also pay the costs, if any, incurred by the other Party for third-party testing, packaging and/or shipping.

8.2.8

In any case where either Party possesses Bulk Product that such Party knows or suspects is a Defective Product, such Party shall not dispose of such Defective Product without written authorization and instructions of the other Party to either dispose of the Defective Product or to return the Defective Product to the other Party.

ARTICLE 9:	PRICE; TAXES; INVOICES; METHOD OF PAYMENT; ANNUAL RECONCILIATION
9.1	Product Price Schedule; Release Testing Price Schedule.
9.1.1	All Product manufactured under this Agreement will be priced according to the Product Price schedule set forth in Schedule A. All Product that is Release Tested by CoreRx under this Agreement will be priced according to the Release Testing price schedule set forth in Schedule A.
9.1.2	The pricing in Schedule A shall be adjusted annually [***], beginning with start of the second Contract Year.
9.1.3

In addition, starting [***] Aimmune shall pay to CoreRx in accordance with Section 9.1.4 the difference between (a) the total Supplier Readiness Fee per calendar quarter and (b) the total amount invoiced for that calendar quarter, including fees pursuant to any FTE agreement and analytical personnel, between CoreRx and Aimmune, as well as any other separately invoiced items that comprise the Supplier Readiness Fee. [***]. If the amount invoiced in a particular calendar quarter exceeds the number required to cover the Supplier Readiness Fee for that calendar quarter, Aimmune will not owe any Supplier Readiness Fee for that particular quarter.

9.1.4

CoreRx shall provide an accounting of the quarterly Supplier Readiness Fee on a quarterly basis no later than the [***] ([***]) day of the next quarter. If the accounting shows that Aimmune is required to pay a Supplier Readiness Fee for a particular quarter, then CoreRx shall send an invoice to Aimmune along with the accounting document. All such invoices shall be payable in accordance with Section 9.4.

9.1.5

No later than the [***] ([***]) day from the end of each Contract Year, CoreRx shall provide a detailed accounting to Aimmune showing (a) the actual amount invoiced to Aimmune under this Agreement for each quarter of such Contract Year, (b) the annual value of the Supplier Readiness Fee and (c) all quarterly Supplier Readiness Fees paid by Aimmune in such Contract Year.  If the [***] exceeds the [***], then [***] will [***] by [***].  [***] will be [***], and [***] the [***]. If Aimmune disagrees with a quarterly or annual accounting, then the Parties agree to cooperate and discuss in good faith to reach a prompt and reasonable resolution.

9.1.6	From time to time, [***] may [***] with [***]. As part of the [***], the Parties agree to [***] in a manner that [***], taking into account the [***].
9.2	Taxes.

The Product Price set forth in Schedule A does not include sales, use, consumption, or excise taxes of any taxing authority.  The amount of such taxes, if any, will be added to the Product Price in effect at the time of shipment thereof and shall be reflected in the invoices submitted to Aimmune by CoreRx pursuant to this Agreement.  Aimmune shall pay the amount of such taxes (excluding any franchise or income taxes or other taxes or charges based on the income of the assets of CoreRx) to CoreRx in accordance with the payment provisions of this Agreement.  The Parties will cooperate to allow Aimmune to recover any value added taxes (“VAT”) (or other taxes, as applicable) that Aimmune may be entitled to recover from any country that assesses VAT on any Bulk Product.

9.3	Invoices.
9.3.1

Product Processed and Dispositioned for Release.  For all Bulk Product Processed and Dispositioned for Release by CoreRx in accordance with this Agreement, the Quality Agreement, and Section 8.1 above, CoreRx may invoice Aimmune for the Product Price for such Bulk Product once Dispositioned for Release, irrespective of whether after such Disposition for Release the Bulk Product is warehoused at CoreRx or shipped by CoreRx to Aimmune or its designee. CoreRx will invoice for the Unit Cost of the actual Bulk Yield listed in the Product Price in Schedule A. CoreRx shall provide any invoice hereunder to Aimmune to the attention of Aimmune Accounts Payable via email ([***]) referencing the Aimmune PO number, with a copy to the attention of Aimmune’s [***].  Invoices will be due net [***] ([***]) days after receipt of invoice.

9.3.2

Order Shortfalls.  If the number of Lots in a given [***] of a Purchase Order is less than the [***] Manufacturing Firm Amount for such [***], then the difference between the number of Lots for that [***], as set out in the Purchase Order and in the [***] Manufacturing Firm Amount, represents an “Order Shortfall”. If Aimmune fails, within that same month, to order additional Lots in an aggregate quantity sufficient to eliminate the Order Shortfall, then Aimmune shall pay CoreRx an amount [***] “Order Shortfall Payment” and such amount, the “Order Shortfall Amount”).  Aimmune shall pay to CoreRx the full amount of the Order Shortfall Amount in one (1) lump sum payment net [***] ([***]) days after receipt of invoice for such Order Shortfall Payment, provided that CoreRx has invoiced Aimmune no earlier than the [***] day of the month following the month in which the Order Shortfall occurs. Further, Aimmune shall include additional Lots within future Purchase Orders, to be manufactured in months 3, 4, or 5 of the Firm Manufacturing Commitment following the Order Shortfall, so as to cancel out such Order Shortfall.

9.4	Payment Procedure.

Aimmune shall pay all correct invoices net [***] ([***]) days after receipt of invoice, or if Aimmune disputes such invoice in good faith, then Aimmune shall pay the undisputed amount as provided earlier in this sentence and the remainder [***] ([***]) days following resolution of such dispute, in accordance with Section 18.1 hereof.  All payments due hereunder to CoreRx shall be sent to CoreRx at the times set forth herein by wire transfer to such accounts as CoreRx may designate to Aimmune in writing from time to time in accordance with Section 19.10 hereof.

9.5	Monthly Reporting.

CoreRx shall provide Aimmune with the following information by the [***] ([***]) calendar day of the month in a format to be determined and acceptable to both companies:  (1) detailed report of the Lots released in the previous month, including quantity and value; (2) reconciliation of Peanut Flour and work-in-progress remaining at month-end (e.g. [***]); (3) reconciliation of “End of Lot”/ready-to-ship product close out report that [***]; and (4) a near expiry (within [***] ([***]) months) and obsolescence schedule for Peanut Flour.

9.6	Inventory and Physical Asset Counts.

CoreRx shall support Aimmune requests for inventory or physical inventory accounts on a quarterly basis.

ARTICLE 10:	RECORDS; AUDITS; REGULATORY MATTERS; RECALLS
10.1	Production Records.

If requested, CoreRx shall provide Aimmune or its designee with one properly completed copy of the Production Records prepared for each Lot of Bulk Product Dispositioned for Release by CoreRx’s quality assurance group.  CoreRx will provide additional copies at Aimmune’s expense.

10.2	Recordkeeping.

CoreRx shall maintain true and accurate books, records, test and laboratory data, reports and all other information relating to Processing and Release Testing under this Agreement, including all information required to be maintained by all Applicable Laws and any Regulatory Authority.  Such information shall be maintained in forms, notebooks and records for a period of at [***] ([***]) years or longer if required by Applicable Laws.

10.3	Quality Audits and Inspections.

During the Term of this Agreement, duly-authorized employees, agents and representatives of Aimmune shall be granted access to the Commercial Facility and other pre-approved CoreRx facilities utilized for the Processing, Release Testing, and warehousing of Raw Materials, Peanut Flour, or the Product, once per Calendar Year and upon reasonable notice as per the terms of the Quality Agreement for the purpose of inspecting and verifying that CoreRx is complying with the Quality Agreement, Applicable Laws, the Specifications and the Batch Records.  CoreRx shall make all records regarding its performance under this Agreement reasonably available for inspection by Aimmune at such audits, as well as any records relating to performance of any Third Parties that are performing under this Agreement or supplying materials or ingredients to be used in the performance of this Agreement.  Aimmune shall have the right to perform additional audits solely to the extent necessary to address specific quality problems with the Product (“For Cause Audit”), however such problems must be identified in writing prior to such For Cause Audit.  Furthermore, CoreRx shall submit to inspections by any Regulatory Authority as may be required by Applicable Law or requested by such Regulatory Authority.  In the event that deficiencies in meeting with the requirements of this Agreement or the Quality Agreement are discovered by Aimmune or such Regulatory Authority and reported to CoreRx, CoreRx shall respond, in accordance with the terms of the Quality Agreement, and in any case within a reasonable period of time, to Aimmune with a written plan for corrective action and shall execute such plan as mutually agreed or as required by Applicable Law. CoreRx shall provide Aimmune promptly with a copy of any inspection reports.

10.4	Representatives for Inspection of Processing and Release Testing.

10.4.1

Quality.  Aimmune may [***] representatives at the Facility to [***] that portion of the CoreRx Facility where Product is manufactured or stored, or to review Product documents as reasonably necessary. Such Aimmune representatives shall liaise with CoreRx regarding technical issues pursuant to the Quality Agreement, including but not limited to compliance matters associated with Batch Records, cGMP Regulations, Raw Material Specifications, Peanut Flour Specification, Product Specification, Applicable Laws, Environmental Laws, and Process Requirements. Such Aimmune representatives may provide input and advice to CoreRx personnel based on their observation of Processing and/or Release Testing, and may, commensurate with their authority, grant approvals, or take other actions required by the Quality Agreement.

10.4.2

Governmental Inspections. Aimmune may [***] representatives at the Facility for any governmental inspections as outlined in Section 10.3 with reasonable prior written notice to CoreRx (email acceptable) to be available for consultation as needed during such inspection.  Aimmune’s representatives may elect to be on-site for consultation only during a regulatory inspection specifically related to Aimmune’s Peanut Flour or Product.  Direct interaction with Regulatory Authorities during inspection of the Commercial Facility, Warehouse, and Testing Facility shall be the sole responsibility of CoreRx personnel; provided that CoreRx shall notify Aimmune prior to sending any responses to any Regulatory Authorities that implicates in any way the Product and Aimmune shall have the right to review and suggest changes to such responses, in advance in writing, such approval of changes not to be unreasonably withheld or delayed or conditioned by CoreRx with regard to incorporating such reasonable Aimmune comments. CoreRx will have final say on responses sent to any Regulatory Authority with regard to inspection of CoreRx.  Aimmune shall indemnify and hold harmless CoreRx for any action or activity of such Aimmune representatives while on CoreRx’s premises, except to the extent arising from CoreRx’s negligence, willful misconduct or breach of this Agreement.

10.4.3	[***].

[***] shall [***], and shall [***].

10.5	Governmental Inspections and Requests.

CoreRx shall promptly, within [***] ([***]) [***], advise Aimmune in writing if an authorized agent of any Regulatory Authority intends to visit the Facility, Testing Facility, or any other pre-approved CoreRx facilities.  Such notification shall occur in advance if CoreRx is provided any advance notice.  If CoreRx is not provided any advance notice, such notification shall occur as soon as reasonably possible.  CoreRx shall furnish to Aimmune a copy of any report issued by such Regulatory Authority within [***] of CoreRx’s receipt of such report in the event that such report [***].  CoreRx may at its sole discretion redact any such report to protect the Confidential Information of CoreRx or any Third Parties.  Further, upon receipt of a Regulatory Authority request to inspect the Facility and any other pre-approved CoreRx facilities or audit CoreRx’s books and records with respect to the Facility, any other pre-approved CoreRx facilities, the Peanut Flour or the Product, CoreRx shall promptly, within [***] ([***]) [***], provide written notification to Aimmune, and shall provide Aimmune with a copy of any written document received from such Regulatory Authority as it relates to the Peanut Flour or the Product.  CoreRx will additionally notify Aimmune in writing of any and all inspections of the Facility or any other pre-approved CoreRx facilities by [***].

10.6	Quality Agreement.

All records and regulatory matters shall be compliant with the Quality Agreement and with 21 CFR and any other Applicable Laws.

10.7	Recall.
10.7.1

In the event CoreRx believes a recall from the market, field alert, Product withdrawal, withdrawal from clinical testing or field correction (“Recall”) may be necessary with respect to any Product provided under this Agreement, CoreRx shall promptly, within [***], notify Aimmune in writing.  CoreRx will not act to initiate a Recall without the express prior written approval of Aimmune. In the event Aimmune believes a Recall may be necessary with respect to a Product provided under this Agreement, Aimmune shall immediately notify CoreRx in writing and CoreRx shall provide all necessary cooperation and assistance to Aimmune.

10.7.2

CoreRx and Aimmune shall fully cooperate regarding any proposed Recall; and the Parties agree to keep each other advised, and to exchange copies of such documentation as may be required to assure regulatory compliance. Any decision for a Recall and all communications with the Regulatory Authorities relating to any such Recall, shall be the sole responsibility of, and under the control of, Aimmune.  Aimmune shall be responsible for coordinating all necessary activities relating to a potential Recall.  The Quality Agreement will set forth in detail each Party’s obligations in the event of a Recall.  Aimmune acknowledges and understands that CoreRx, as manufacturer of the Bulk Product, has significant regulatory obligations and each Party shall only act consistent with such obligations in connection with such Recall.

10.7.3

Except as provided in Section 10.7.4 below, CoreRx shall bear the cost of, and shall reimburse Aimmune for all direct costs and expenses of Aimmune and of any Aimmune agents, contractors, Affiliates, licensees, sublicensees, co-marketers, co-promoters and distributors incurred in connection with any Recall related to the Product, including but not limited to [***] in the event such Recall is [***] by (a) negligence or willful misconduct of CoreRx (or any of its directors, officers, employees agents or Affiliates); or (b) supply by CoreRx of Bulk Product that does not comply with (w) this Agreement, (x) the Quality Agreement; (y) with the Product Specifications in effect at the time the Bulk Product was Processed; or (z) Applicable Laws.

10.7.4

Aimmune shall bear the cost of and shall reimburse CoreRx and any of its agents, contractors, Affiliates, and distributors costs and expenses incurred in connection with any Recall related to the Product, including but not limited [***] in the event such Recall is [***] by (i) Aimmune’s negligence or willful misconduct, (ii) the acts or omissions of any Third Party except those contractors or vendors selected by CoreRx, (iii) the use of Artwork, Peanut Flour or other Aimmune Materials that do not comply with this Agreement, the Quality Agreement or Applicable Law, (iv) [***], or (v) [***].

10.7.5

If each Party contributes to the cause for a Recall, [***].  Aimmune shall give CoreRx prompt written notice of any Product Recalls that Aimmune believes were caused or may have been caused in whole or in part by CoreRx’s failure to comply with this Agreement or the Product Specifications.

ARTICLE 11:	QUALIFICATION/VALIDATION; PLI READINESS
11.1	Qualification.

Qualification/validation of the ML3 Facility, the Commercial Facility, and the Testing Facility (including all equipment, facilities, systems, SOPs, documentation, processes and materials) will be governed by the Quality Agreement and by the approved protocols for these qualification and validation activities.

11.2	PLI Readiness.

In order to have commercial scale manufacturing capacity available on a timely basis to supply Aimmune in connection with its anticipated launch of the Product, CoreRx agrees to use commercially reasonable efforts to prepare the ML3 Facility, the Commercial Facility (including all equipment, facilities, systems, SOPs and materials to be used in connection with the Processing and Release Testing of the Bulk Product under this Agreement), the Testing Facility and any other pre-approved CoreRx facility to successfully pass anticipated PLIs on a timely basis.

ARTICLE 12:	TERM; TERMINATION
12.1	Initial Term.

Unless earlier terminated pursuant to the terms hereof, the term of this Agreement will commence on the Effective Date and will continue for a period of six (6) Contract Years following the Effective Date (the “Initial Term”). The Parties agree that effective on the Effective Date, the current FTE Program SOW (signed on August 28, 2017) and the Amendment to the FTE Program SOW (with an effective date of January 1st, 2018) will terminate, and the terms and billing for commercial support of the Product by CoreRx as set forth in this Agreement, begin.

12.2	Renewal Term.

This Agreement shall automatically be renewed for successive two (2) year terms after the end of the Initial Term (each, a “Renewal Term”), unless (a) CoreRx provides Aimmune with written notice at least two (2) years prior to the expiration of the Initial Term or any Renewal Term that CoreRx does not intend to renew after expiration of the Initial Term or current Renewal Term (as the case may be); (b) Aimmune provides CoreRx with written notice at least two (2) years prior to the expiration of the Initial Term or the current Renewal Term that Aimmune does not intend to renew after expiration of the Initial Term or the current Renewal Term (as the case may be); or (c) the Agreement is otherwise terminated in accordance with the other terms of this Article 12.   For purposes of this Agreement, the “Term” means, collectively, the Initial Term and the Renewal Term(s) (if any).

12.3	Termination by Mutual Agreement.

This Agreement may be terminated at any time effective upon mutual written agreement between the Parties.

12.4	Termination for Default.

This Agreement may be terminated by either Party in the event of the material breach or default by the other Party of the terms and conditions hereof; provided, however, the other Party shall first give to the defaulting Party written notice of the proposed termination of this Agreement, specifying the grounds therefor.  Upon receipt of such notice, the defaulting Party shall have thirty (30) days to cure such default or if a cure is not available using commercially reasonable efforts during such thirty (30) day period, the breaching Party shall exercise its best efforts to commence a cure during such thirty (30) day period and to cure the breach within an additional thirty (30) days; provided the breaching Party provides proof reasonably acceptable to the non-breaching Party that a cure during the initial thirty (30) days period was not available.  If the breaching Party does not cure such breach within the thirty (30) day cure period, then the other Party may terminate this Agreement effective immediately upon written notice of termination to the breaching Party.  Termination of this Agreement pursuant to this Section 12.4 shall not affect any other rights or remedies which may be available to the non-defaulting Party under this Agreement or at law or in equity.   The Parties acknowledge and agree that any termination of this Agreement pursuant to Sections 12.5 or 12.6 below is effective immediately and does not provide for any cure period.

12.5	Regulatory.
12.5.1

If [***] is delayed by more than [***] ([***]) months due [***] or due [***], this delay shall be considered an incurable material breach of this Agreement, entitling Aimmune to terminate this Agreement in accordance with Section 12.4. Notwithstanding the foregoing, in the event of [***] because [***], Aimmune will not be entitled to terminate in relation to the PLI failure pursuant to Section 12.4 of this Agreement.

12.5.2	If Aimmune receives a [***], and if the [***] is [***] to [***], then Aimmune may terminate this Agreement effective immediately upon notice in writing to CoreRx.
12.5.3

Notwithstanding the provisions of Sections 12.5.1 and 12.5.2, if the [***] in Section 12.5.1 or the [***] are due [***], and [***] less than [***] ([***]) months prior to the event that would otherwise have permitted Aimmune to terminate the Agreement under Sections 12.5.1 or 12.5.2, then Aimmune’s right to terminate the Agreement in such circumstance will not apply.

12.6	Bankruptcy; Insolvency.

Either Party may terminate this Agreement effective upon prior written notice to the other Party upon the occurrence of either of the following:

12.6.1

The entry of a decree or order for relief by a court having jurisdiction in respect of the other Party in an involuntary case under the Federal Bankruptcy Code, as now constituted or hereafter amended, or under any other applicable federal or state insolvency or other similar law and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days; or

12.6.2

The filing by the other Party of a petition for relief under the Federal Bankruptcy Code, as now constituted or hereafter amended, or any other applicable federal or state insolvency or other similar law.

12.7	Low Yield.

It will be deemed a material breach under Section 12.4 if, (a) during any Contract Year, [***] percent ([***]%) of the total aggregate Lots of Bulk Product produced by CoreRx under this Agreement or [***] ([***]) Lots of Bulk Product, [***], is Non-conforming, or (b) for any Contract Year, the Annual Bulk Yield falls below [***] percent ([***]%) of the Expected Bulk Yield.

12.8	Unilateral Termination by Aimmune.

Aimmune may unilaterally terminate this Agreement effective upon six (6) months’ prior written notice to CoreRx if:

12.8.1	AR101 is not approved by the FDA on or before [***]; or
12.8.2	Aimmune discontinues development or commercialization of AR101 in the United States [***] in the United States.

12.9	Expiration; Termination; Consequences.
12.9.1

Options After Expiration or Termination by Aimmune. In the event that Aimmune terminates this Agreement other than pursuant to Section 12.4, then upon such termination, CoreRx shall Process, Release Test if requested by Aimmune, and ship, and Aimmune shall purchase in accordance with the provisions hereof, any and all amounts of Bulk Product ordered via Purchase Order by Aimmune hereunder prior to the date on which such notice is given. In such case, Aimmune shall pay CoreRx for the amount of any Bulk Product produced pursuant to such Purchase Order and for the value of the Raw Materials purchased in reasonable expectation of the Firm Commitment prior to the date of notification of termination.  These reasonable expenses for the Bulk Product shall not exceed [***], and CoreRx shall, in good faith, make prompt and reasonable efforts to reduce any avoidable costs.  Aimmune shall also compensate CoreRx for all other reasonable uncancellable commitments made by CoreRx to satisfy then-outstanding Purchase Orders or Firm Commitments, and [***], net of invoiced amounts charged to Aimmune.

12.9.2

On termination or expiration of this Agreement by Aimmune, Aimmune shall also have the option, subject to Section 12.9.1, to either (a) cease Processing of Bulk Product at the Facility and Warehouse or (b) [***]. CoreRx shall take reasonable measures to cease any ongoing Processing of Bulk Product and limit further expenses associated with such ongoing Processing.

12.9.3

In the event that Aimmune ceases production of Bulk Product, CoreRx shall promptly return any remaining inventory of Peanut Flour, Product, Bulk Product or any other material being stored for Aimmune, to Aimmune or its designee at Aimmune’s cost and expense.  CoreRx shall either, at Aimmune’s option and cost and expense, (i) ship all any such remaining inventory of Peanut Flour, Product, Bulk Product or any other material to Aimmune as set forth in this Agreement or

(ii) allow Aimmune reasonable access to the Facility or other pre-approved CoreRx facility, as Aimmune requires, to remove such Peanut Flour, Product, Bulk Product or any other material.
12.9.4

Removal of Equipment.  Upon expiration or any termination of this Agreement, the Parties shall within [***] ([***]) days agree on a procedure which allows Aimmune to gain reasonable access to the ML3 Facility, as Aimmune requires, to remove any Equipment that is owned by Aimmune from the ML3 Facility (with Aimmune paying all reasonable costs to access and remove such Equipment) or offer CoreRx to purchase such Equipment from Aimmune by paying Aimmune the depreciated book value thereof (calculated on a straight-line basis).

12.9.5

Purchase of Materials.  Upon termination of this Agreement by CoreRx under Section 12.4 or by Aimmune under Section 12.8, at CoreRx’s option, Aimmune [***] purchase from CoreRx (i) at CoreRx’s Acquisition Cost, all Raw Materials and other materials acquired by CoreRx hereunder, subject to the limitations set forth in Section 4.4 above, (ii) all work-in-progress for the Bulk Product at CoreRx’s cost, and (iii) all other finished Bulk Product then in CoreRx’s possession at the applicable Product Price under this Agreement; and (iv) Aimmune shall compensate CoreRx for all other reasonable uncancellable commitments made by CoreRx to satisfy then-outstanding Purchase Orders or Firm Commitments.  Notwithstanding the foregoing, if any applicable cancellation penalty amount is less than an actual expense for such commitment (including restocking fees for returnable materials), Aimmune shall be required to reimburse CoreRx solely for the amount of the cancellation penalty rather than for the applicable expense.

12.9.6

Accrued Rights/Obligations/Survival.  Termination or expiration of this Agreement for any reason shall be without prejudice to any rights, which shall have accrued to the benefit of either Party prior to such termination or expiration, and shall not relieve either Party from any of its obligations (including payment obligations) which shall have accrued prior to such termination or expiration.  The following Articles and Sections shall survive expiration or any termination of this Agreement:  Articles 1, 10, 13, 14, 15, 17, 18 and 19; and Sections 5.3.5, 5.4, 9.4 and 12.9.

12.9.7

Other Obligations.  Upon expiration or termination of this Agreement, Aimmune shall have the right to require CoreRx to transfer manufacturing documentation (except those required to be maintained and stored by CoreRx by law) that CoreRx has used in its performance of this Agreement.  CoreRx shall promptly provide to Aimmune copies of any such manufacturing documentation that CoreRx maintains or stores. Commencing promptly upon the effective date of expiration or termination of this Agreement, CoreRx shall transfer to Aimmune and/or its designated alternative supplier(s) of Bulk Product copies of the most current versions of all such materials, regulatory and manufacturing documentation then at CoreRx, and shall make CoreRx’s personnel and other resources reasonably available, at Aimmune’s cost, as necessary to effect an orderly transfer to Aimmune or such alternative supplier(s), in each case subject to any restrictions or limitations owed by CoreRx to any Third Parties.  In the event that such documentation referenced in this paragraph include any CoreRx Background IP, CoreRx hereby grants to Aimmune under CoreRx’s Background IP a non-exclusive, worldwide, fully paid up, royalty-free, cancellable, perpetual license solely to use such documentation to Process and Test Bulk Product; provided that Aimmune shall reimburse CoreRx for any payments due for any Third Party components or Intellectual Property incorporated therein or necessary to use such documentation.

12.9.8

Exclusivity.  During the Term of this Agreement and for a period of [***] ([***]) years following the expiration or termination of this Agreement, CoreRx agrees that, other than pursuant to this Agreement, it will not [***], without the [***]: (a) [***] any [***] product for (i) the [***], or (ii) the [***] for which [***] to [***] product; or (b) [***] (collectively, “[***]”) any [***] product for (i) the [***], or (ii) the [***] for which [***] to [***] product. In addition, during the Term of this Agreement, CoreRx agrees that, other than pursuant to this Agreement, it will not [***], without the [***]: (a) [***] any [***] product for the [***], so long as such [***] appears on Schedule H hereof; or (b) [***] any [***] product for the [***], so long as such [***] appears on Schedule H hereof. [***].  CoreRx agrees that its employees, contractors, officers and directors will (a) remain subject to the restrictions set forth in this Section 12.9.8 after the closing of any such acquisition and (b) not share with or disclose to, or use on behalf of, the acquiring entity any Confidential Information, Agreement Inventions or Work Product related to the Product or the Processing or Release Testing of the Product.

ARTICLE 13:	INDEMNIFICATION; LIMITATION OF LIABILITY
13.1	Indemnification by Aimmune.

Aimmune shall indemnify, defend and hold CoreRx, its Affiliates and their respective directors, officers, employees, contractors, agents, successors and assigns harmless from and against any damages, judgments, claims, suits, actions, liabilities, costs and expenses (including, but not limited to, reasonable attorneys’ fees) resulting from any Third Party claims or suits (“Losses”) to the extent arising out of (a) after passage of title and risk of loss for Bulk Product to Aimmune (or Aimmune’s designee), the use, handling, Discharge, distribution, marketing or sale of Bulk Product supplied to Aimmune by CoreRx under this Agreement; (b) Aimmune’s uncured material breach of any of its warranties, representations, covenants or obligations under this Agreement; (c) any [***] or willful misconduct by Aimmune or its Affiliates, employees, contractors selected by Aimmune or agents under this Agreement; (d) the use of Aimmune Materials and Artwork provided to CoreRx by Aimmune under this Agreement. (e) [***]; and/or (f) any claim of infringement or misappropriation of Intellectual Property rights of a Third Party related to the use of Aimmune Materials, Aimmune Confidential Information or Intellectual Property rights owned or controlled by Aimmune; provided, however that the foregoing indemnity shall not apply to the extent that any Losses are covered by CoreRx’s indemnification obligations under Section 13.2 of this Agreement.

13.2	Indemnification by CoreRx.

CoreRx shall indemnify, defend and hold Aimmune, its Affiliates and their respective directors, officers, employees, contractors, agents, successors and assigns harmless from and against any Losses to the extent arising out of (a) CoreRx’s uncured material breach of any of its warranties, representations, covenants or obligations under this Agreement; (b)  any [***] or willful misconduct by CoreRx or its Affiliates, employees, contractors selected by CoreRx or agents under this Agreement; (c) any claim of infringement or misappropriation of Intellectual Property rights of a Third Party related to the use of CoreRx Confidential Information or Intellectual Property rights owned or controlled by CoreRx; and/or (d) the generation, transportation, storage, handling and/or Discharge of Hazardous Materials by CoreRx in connection with CoreRx’s performance of this Agreement; provided, however that the foregoing indemnity shall not apply to the extent that any Losses are covered by Aimmune’s indemnification obligations under Section 13.1 of this Agreement.

13.3	Indemnification Procedures.

A Party (the “Indemnitee”) that intends to claim indemnification under this Article 13 shall promptly notify the other Party (the “Indemnitor”) in writing of any action, claim or other matter in respect of which the Indemnitee or any of its Affiliates, or any of their respective directors, officers, employees, contractors or agents intend to claim such indemnification; provided, however, the failure to provide such notice within a reasonable period of time shall not relieve the Indemnitor of any of its obligations hereunder except to the extent the Indemnitor is prejudiced by such failure. The Indemnitee, its Affiliates, and their respective directors, officers, employees, contractors and agents shall use all reasonable efforts to cooperate with the Indemnitor and its legal representatives in the investigation, negotiation, compromise, settlement and defense of any action, claim or other matter covered by this indemnification, including by providing access to witnesses and evidence, including documents, available to the Indemnitee, at the Indemnitor’s sole cost and expense.  The Indemnitor shall be obligated to be in charge of and control of any such investigation, negotiation, compromise, settlement and defense, and shall have the right to select counsel reasonably satisfactory to the Indemnitee with respect thereto, provided that the Indemnitor shall promptly notify the Indemnitee of all developments in the matter.  The Indemnitee shall have the right, but not the obligation, to employ separate counsel in any such claim or action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Indemnitee unless (a) the employment of such separate counsel has been specifically authorized by the Indemnitor or (b) the Indemnitor has failed to assume the defense of such claim or action.  In no event shall the Indemnitee or Indemnitor compromise or settle any such matter without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed; nor shall the non-consenting Party be bound by any such settlement.

13.4	Survival of Indemnification and Limitation of Liability Obligations.

The provisions of this Article 13 shall survive the expiration or any termination of this Agreement.

13.5	Limitation of Liability.

in no event shall either Party be liable to the other Party for incidental, special, consequential, exemplary, indirect or punitive damages, including, but not limited to, any claim for damages based upon lost profits or lost business opportunity.

EXCEPT AS SET FORTH BELOW IN THIS SECTION 13.5, CORERX’S TOTAL LIABILITY to aimmune UNDER THIS AGREEMENT IS LIMITED TO THE [***] OF (A) [***] ([***]) PERCENT OF THE [***] in the Previous [***] ([***]) Months UNDER THIS AGREEMENT OR (B) $[***].

eXCEPT AS SET FORTH IN THIS SECTION 13.5, AIMMUNE’S TOTAL LIABLITY to corerx UNDER THIS AGREEMENT IS LIMITED TO $[***].

THE LIMITATIONS AND EXCLUSIONS OF LIABILITY IN THIS SECTION 13.5 DO NOT APPLY TO DAMAGES ARISING OUT OF ANY OF THE FOLLOWING: (I) THE INTENTIONAL TORTS, UNLAWFUL CONDUCT OR GROSS NEGLIGENCE OF A PARTY; (II) A PARTY’S BREACH OF ITS OBLIGATIONS WITH RESPECT TO CONFIDENTIAL INFORMATION OF THE OTHER PARTY; OR (III) A PARTY’S INTENTIONAL MISAPPROPRIATION OR INTENTIONAL INFRINGEMENT OF THE OTHER PARTY’S INTELLECTUAL PROPERTY RIGHTS.

ARTICLE 14:	CONFIDENTIALITY
14.1	Confidentiality and Non-Use.

Except as otherwise permitted under this Article 14, each Party agrees that during the Term and for a period of [***] ([***]) years thereafter, a Party and its Affiliates (collectively, the “Receiving Party”) receiving Confidential Information of the other Party or its Affiliates (collectively, the “Disclosing Party”) will (i) maintain in confidence such Confidential Information, which shall include without limitation using not less than the efforts such Receiving Party uses to maintain in confidence its own proprietary industrial information of similar kind and value, which shall be no less than a reasonable degree of care, (ii) not disclose such Confidential Information to any Third Party without the prior written consent of the Disclosing Party, except for disclosures expressly permitted below, and (iii) not use such Confidential Information for any purpose except those expressly permitted by this Agreement. Notwithstanding the foregoing, the Parties obligations of confidentiality and non-use shall survive with respect to any trade secret until such trade secret becomes generally known, if at all, through no fault of the Party receiving such Confidential Information.

14.2	Access to Confidential Information.

Each Party shall limit disclosure of Confidential Information received hereunder to only those of its (or its Affiliates’) directors, officers, employees, contractors, agents, legal counsel or other retained experts (“Representatives”) who are directly concerned with and have a need to receive such Confidential Information for the performance of this Agreement provided that (i) the Receiving Party first advises each such Representative to whom such Confidential Information is to be disclosed of the confidential nature thereof, and (ii) in each case such Representative is bound by obligations of confidentiality and non-use consistent with and at least as stringent as those set forth in this Article 14.  Each Party shall use reasonable safeguards to prevent unauthorized use or disclosure of the Confidential Information by such Representatives.

14.3	Exceptions to Confidential Information.

Both Parties agree that the following shall not be considered “Confidential Information” subject to this Article 14:

14.3.1

information which the Receiving Party can demonstrate by competent evidence was in the public domain when disclosed by the Disclosing Party to the Receiving Party hereunder, or subsequently becomes publicly known through no act or failure to act on the party of the Receiving Party in breach of this Article 14;

14.3.2

information that the Receiving Party can establish by competent evidence was already known by the Receiving Party prior to the time of disclosure by the Disclosing Party and was not acquired by the Receiving Party, directly or indirectly, from the Disclosing Party;

14.3.3	information that the Receiving Party lawfully receives from a Third Party; provided, however, that such Third Party was not obligated to hold such information in confidence; or
14.3.4

information that was independently developed by the Receiving Party without reference to or any other use of any Confidential Information of the Disclosing Party, as established by as evidenced by written records.

14.4	Return.

All Confidential Information shall remain the property of the Disclosing Party.  Upon the expiration or any termination of this Agreement, or at any time upon the request of the other Party, the Receiving Party shall immediately return or destroy any Confidential Information in the Receiving Party’s possession, custody or control, except that the Receiving Party may keep one (1) copy for archival purposes.  The Disclosing Party’s failure to request the return of Confidential Information shall not relieve the Receiving Party of its confidentiality obligations under this Agreement.

14.5	Enforcement.

Each Party acknowledges and expressly agrees that the remedy at law for any breach by it of the terms of this Article 14 may be inadequate and that the full amount of damages which could result from such breach are not readily susceptible to being measured in monetary terms.  Accordingly, in the event of a breach or threatened breach by either Party of this Article 14, the other Party may be entitled to immediate injunctive relief prohibiting any such breach and requiring the immediate return of all Confidential Information. The remedies set forth in this Section 14.5 shall be in addition to any other remedies at law or in equity available for any such breach or threatened breach, including the recovery of damages from the breaching Party.

14.6	Permitted Disclosures.

Notwithstanding any other provision of this Article 14, disclosure of Confidential Information of the Disclosing Party shall not be precluded if such disclosure:

14.6.1

is required under a valid order of a court or other governmental body to which the Receiving Party is subject, provided that to the extent practicable (i) the Receiving Party shall have first given written notice to the Disclosing Party of the need for such disclosure reasonably in advance so that the Disclosing Party may (if it elects) seek a protective order or other confidential treatment of its Confidential Information, and (ii) the Receiving Party shall limit the scope of disclosure of Confidential Information of the Disclosing Party to that reasonably necessary to comply with such applicable law, regulation or court order; or

14.6.2

is necessary for the Receiving Party to conduct financings, to file or prosecute patent applications, to prosecute or defend litigation, to comply with Applicable Laws (including without limitation securities laws, cGMP Regulations, the FDCA or regulations promulgated thereunder), to prepare or submit any filings with any Regulatory Authority relating to the Product or its Processing and Release Testing (including any BLA or MAA), to prepare for or undergo any inspections (including a PLI) by any Regulatory Authorities for the Product, to make any filing with the Securities and Exchange Commission or the securities regulators of any state or other jurisdiction or otherwise to establish rights or enforce obligations under this Agreement, but only to the extent that any such disclosure is reasonably necessary.

14.6.3

In the event either Party proposes to file with the Securities and Exchange Commission or the securities regulators of any state or other jurisdiction a registration statement or any other disclosure document which describes, discloses or refers to this Agreement under the Securities Act of 1933, as amended, the Securities and Exchange Act of 1934, or any other applicable securities law, such Party shall notify the other Party of such intention and shall provide, to the extent practicable, such other Party with a copy of relevant portions of the proposed filing reasonably prior to such filing (and any revisions to such portions of the proposed filing a reasonable time prior to the filing thereof), including without limitation any exhibits thereto, and shall use reasonable efforts to seek confidential treatment of any information concerning such other Party to the extent consistent with such Party’s disclosure obligations under applicable securities laws.

14.7	Confidentiality of Agreement.

The terms and conditions of this Agreement, but not the fact of its existence, shall constitute Confidential Information of the Parties, except that either Party may disclose such terms and conditions to its Affiliates in accordance with this Article 14.

ARTICLE 15:	INTELLECTUAL PROPERTY
15.1	Background IP.

As between the parties, CoreRx shall have and retain all right, title and interest in and to CoreRx Background IP. Aimmune shall have and retain all right, title and interest in and to Aimmune Background IP.  CoreRx shall use the Aimmune Background IP solely for the purposes of performing under this Agreement.  No rights are granted to the CoreRx Background IP unless expressly stated herein.

15.2	Work Product and Agreement Inventions.

All Work Product and Agreement Inventions shall be the exclusive property of Aimmune. CoreRx agrees to and hereby does assign all of its rights, title and interest in all Work Product and Agreement Inventions to Aimmune. CoreRx shall promptly disclose to Aimmune all Agreement Inventions. At Aimmune’s request and expense, CoreRx shall execute (and shall cause its directors, employees, contractors and agents, and the directors, employees, contractors and agents of its Affiliates, to execute) any and all applications, assignments or other instruments which Aimmune shall reasonably deem necessary to apply for and obtain Intellectual Property rights in the United States or any foreign country in Aimmune’s name and to otherwise fully vest and protect the interests of Aimmune therein, all at Aimmune’s cost and expense. Aimmune will have the sole right to file, prosecute, maintain, defend and enforce any Intellectual Property rights related to Agreement Inventions and Work Product.  CoreRx further agrees that, at Aimmune’s request, cost and expense, CoreRx will assist Aimmune in the preparation, filing, prosecution, defense and enforcement of any such Intellectual Property rights.  CoreRx shall ensure that each of its employees, agents, consultants and contractors performing services under this Agreement have assigned or are obligated to assign his or her interests in any Agreement Invention and Work Product to CoreRx.

15.3	Licenses to Perform under this Agreement.

CoreRx hereby grants to Aimmune and its Affiliates a perpetual, irrevocable, worldwide, royalty-free, non-exclusive, transferable license solely to use CoreRx Background IP and other Intellectual Property rights owned or controlled by CoreRx solely as necessary for Aimmune to perform under this Agreement and Process, Release Test and further distribute and sell the Product in each case solely under and in accordance with this Agreement.  Aimmune hereby grants to CoreRx and its Affiliates a royalty-free, non-exclusive, nontransferable license solely to use Aimmune Background IP and other Intellectual Property rights owned or controlled by Aimmune solely as necessary for CoreRx to perform under this Agreement.

15.4	No Third Party IP.

CoreRx agrees that it will not knowingly: incorporate into or use in the manufacturing process of Bulk Product any Intellectual Property owned or controlled by a Third Party without the prior written consent of Aimmune.

ARTICLE 16:	FORCE MAJEURE
16.1	Effects of Force Majeure.

Neither Party shall be held liable or responsible for failure or delay in fulfilling or performing any of its obligations under this Agreement in case such failure or delay is due to any condition beyond the reasonable control of the affected Party including, without limitation, Acts of God, war, riot, earthquake, tornado, hurricane, fire, civil disorder, explosion, accident, flood, sabotage, national defense requirements, or supplier strike, lockout or injunction (in any case, a “Force Majeure Event”); provided, however, that the party whose performance is delayed or prevented promptly notifies (or uses commercially reasonable efforts to notify) the other party of the nature and anticipated duration of the Force Majeure Event, as soon as it is reasonably able to do so.  Such excuse shall continue as long as the Force Majeure Event continues and during any reasonable recovery period, provided, however, that Aimmune’s Minimum Manufacturing Commitment Percentage under Section 6.1 and Minimum Testing Commitment Percentage under Section 6.2 will be proportionately adjusted based on the duration of the Force Majeure Event, and Aimmune may cancel without penalty any and/or all Purchase Orders or this Agreement in the event CoreRx is unable to fulfill any outstanding Purchase Order within sixty (60) days of its scheduled Delivery Date due to a Force Majeure Event.  Upon cessation of such Force Majeure Event, such Party shall promptly resume performance on all Purchase Orders which have not been terminated.

ARTICLE 17:	PRESS RELEASES; USE OF NAMES
17.1	Press Releases.

Subject to Section 14.6, each Party agrees not to issue any press release or other public statement relating to this Agreement without the prior written consent of the other Party.  If a public statement is required by Applicable Laws, each Party shall use all reasonable efforts to provide to the other Party a copy of any public announcement regarding this Agreement as soon as reasonably practicable under the circumstances prior to its scheduled release (but in no event less than [***] ([***]) [***] prior to its scheduled release, unless a shorter period is required to comply with Applicable Laws under the circumstances).  Each Party shall have the right to expeditiously review and recommend changes to any such announcement and the Party whose announcement has been reviewed shall remove any Confidential Information of the reviewing Party that the reviewing Party reasonably deems to be inappropriate for disclosure except to the extent such disclosure is required by Applicable Laws or rules of a securities exchange or the Securities and Exchange Commission or the securities regulators of any state or other jurisdiction.  The contents of any announcement or similar publicity, which has been reviewed and approved by the reviewing Party, and any filing with the Securities and Exchange Commission, can be rereleased by either Party without a requirement for reapproval.

17.2	Use of Names.

Except as expressly provided or contemplated hereunder and except as otherwise required by Applicable Laws, no right is granted pursuant to this Agreement to either Party to use in any manner the trademarks or name of the other Party, or any other trade name, service mark, or trademark owned by or licensed to the other Party in connection with the performance of this Agreement.  Notwithstanding the above, as may be required by Applicable Laws, Aimmune, CoreRx and their Affiliates shall be permitted to use the other Party’s name and to disclose the existence and terms of this Agreement in connection with securities or other public filings.

ARTICLE 18:	DISPUTE RESOLUTION
18.1	Dispute Resolution.

The Parties recognize that a bona fide dispute as to certain matters may from time to time arise during the Term of this Agreement, which relates to either Party’s rights and/or obligations hereunder.  In the event of the occurrence of such a dispute, either Party may, by notice to the other Party, have such dispute referred to their senior officers as may be designated by each Party for attempted resolution by good faith negotiations within [***] ([***]) days after such notice is received.  If such personnel are unable to resolve such dispute within [***] ([***]) days (or such other period of time as the Parties may mutually agree in writing) of initiating such negotiations, each Party may thereafter pursue any and all rights and remedies it may have at law or equity.  If mutually agreeable, the Parties may explore alternative forms of dispute resolution, such as mediation.  Notwithstanding any other provision of this Article 18, either Party may seek a temporary restraining order or injunction against the other Party in the event of a breach of any confidentiality obligation hereunder, or to prevent a Party’s wrongful use of any Intellectual Property or other property hereunder, or any commercial matter relating to performance under this Agreement.

ARTICLE 19:	MISCELLANEOUS
19.1	Independent Contractors.

The relationship between Aimmune and CoreRx is that of independent contractors and nothing herein shall be deemed to constitute the relationship of partners, joint venturers, nor of principal and agent between Aimmune and CoreRx.  Neither Party shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any contract, agreement or undertaking with any Third Party.

19.2	Insurance.
19.2.1

CoreRx shall, at its own cost and expense, obtain and maintain in full force and effect the following insurance policies during the Term: (i) Commercial General Liability insurance with per-occurrence and general aggregate limits of not less than $[***]; (ii) Products and Completed Operations Liability Insurance with per-occurrence and general aggregate limits of not less than [***]; (iii) Workers’ Compensation and Employer’s Liability Insurance with statutory limits for Workers’ Compensation and Employer’s Liability insurance limits of not less than $[***]; (iv) Professional Services Errors & Omissions Liability Insurance with per claim and aggregate limits of not less than $[***] covering sums that CoreRx becomes legally obligated to pay as damages resulting from claims made by Aimmune for errors or omissions committed in the conduct of the services outlined in the Agreement; (v) All Risk Property Insurance in an amount equal to [***], (vi) and Umbrella liability coverage providing excess limits for Commercial General Liability, Employer’s Liability ($[***] per occurrence/$[***] aggregate) and (vii) product recall insurance with limits of not less than $[***].  Notwithstanding any language in this Section 19.2.1 to the contrary, coverage under subsection (vii) may begin upon the earlier of: (a) the first (1st) day that such coverage is required by CoreRx’s insurance policies, or (b) the [***] ([***]) day after Aimmune provides notice of a BLA or MAA approval to CoreRx.  In the event that any of the required policies of insurance are written on claims made basis, then such policies shall be maintained during the entire Term of this Agreement and for a period of not less than [***] ([***]) years following the termination or expiration of this Agreement.  CoreRx shall obtain a waiver from any insurance carrier with whom CoreRx carries Workers’ Compensation insurance releasing its subrogation rights against Aimmune.  CoreRx shall obtain a waiver from any insurance carrier with whom CoreRx carries Property Insurance releasing its subrogation rights against Aimmune.  Aimmune and its Affiliates shall be named as additional insureds under the Commercial General Liability, Products and Completed Operations Liability

insurance policies as respects the manufacturing services outlined in this Agreement.  CoreRx shall furnish certificates of insurance for all of the above listed policies and required additional insured status to Aimmune as soon as practicable after the Effective Date and upon renewal of any such policies.  Each insurance policy that is required under this Section shall be obtained from an insurance carrier with an A.M.  Best rating of at least [***].

19.2.2

Aimmune shall, at its own cost and expense, obtain and maintain in full force and effect the following insurance policies during the Term: (i) Commercial General Liability insurance with per-occurrence and general aggregate limits of not less than $[***]; (ii) Products and Completed Operations Liability Insurance with per-occurrence and general aggregate limits of not less than $[***]; (iii) Workers’ Compensation and Employer’s Liability Insurance with statutory limits for Workers’ Compensation and Employer’s Liability insurance limits of not less than $[***]; (iv)  All Risk Property Insurance in an amount equal to [***], (v) and Umbrella liability coverage providing excess limits for Commercial General Liability, Employer’s Liability and Automobile Liability insurance ($[***] per occurrence/$[***] aggregate) and (vi) product recall insurance with limits of not less than $[***].  Notwithstanding any language in this Section 19.2.2 to the contrary, coverage under subsection (vi) may begin upon the earlier of (a) the first (1st) day that such coverage is required by Aimmune’s insurance policies or (b) the [***] ([***]) day after notice by Aimmune to CoreRx of a BLA or MAA approval.  In the event that any of the required policies of insurance are written on claims made basis, then such policies shall be maintained during the entire Term of this Agreement and for a period of not less than [***] ([***]) years following the termination or expiration of this Agreement.  Aimmune shall obtain a waiver from any insurance carrier with whom Aimmune carries Workers’ Compensation insurance releasing its subrogation rights against CoreRx.  Aimmune shall obtain a waiver from any insurance carrier with whom Aimmune carries Property Insurance releasing its subrogation rights against CoreRx.  Aimmune shall ensure that CoreRx and its Affiliates are named as additional insureds under the Commercial General Liability, Products and Completed Operations Liability insurance policies as respects the manufacturing services outlined in this Agreement.  Aimmune shall furnish certificates of insurance for all of the above listed policies and required additional insured status to CoreRx as soon as practicable after the Effective Date and upon renewal of any such policies.  Each insurance policy that is required under this Section shall be obtained from an insurance carrier with an A.M.  Best rating of at least [***].

19.3	Further Actions.

Each Party agrees to execute, acknowledge and deliver such further instruments, and do all such other acts, as may be reasonably necessary or appropriate in order to carry out the purposes and intent of this Agreement.

19.4	Assignment; Subcontractors.
19.4.1

The Agreement may not be assigned or otherwise transferred by either Party without the prior written consent of the other Party; provided, however, that (a) Aimmune may, without such consent, assign the Agreement (i) in connection with the transfer or sale of all or substantially all of the assets of Aimmune or the line of business of which the Agreement forms a part, whether by merger, consolidation, sale of stock, reorganization or other transaction or series of transactions, or (ii) to any Affiliate of Aimmune, and further Aimmune shall be able, without prior written consent of CoreRx to cause an Affiliate of Aimmune to become an additional Party to this Agreement on the same terms and conditions in furtherance of its foreign business expansion; provided further that (b) CoreRx may, without such consent, assign the Agreement (i) in connection with the transfer or sale of all or substantially all of the assets of CoreRx or the line of business of which the Agreement forms a part, whether by merger, consolidation, sale of stock, reorganization or other transaction or series of transactions, or (ii) to any Affiliate of CoreRx. Any purported assignment in violation of the preceding sentence shall be void.  Any permitted assignee shall assume all obligations of its assignor under the Agreement.  No assignment shall relieve either Party of responsibility for the performance of any obligation under the Agreement.

19.4.2

CoreRx may with Aimmune’s prior written consent, utilize subcontractors to perform any part of this Agreement. In the event Aimmune agrees to such a delegation of CoreRx’s responsibilities under this Agreement, CoreRx shall ensure such Third Party complies with the terms and conditions of this Agreement.

19.5	Waiver.

Neither Party’s waiver of any breach or failure to enforce any of the terms and conditions of this Agreement, at any time, shall in any way affect, limit or waive such Party’s right thereafter to enforce and compel strict compliance with every term and condition of this Agreement.

19.6	Severability.

Each Party hereby expressly agrees that it has no intention to violate any public policy, statutory or common laws, rules, regulations, treaty or decision of any government agency or executive body thereof of any country or community or association of countries; that if any word, sentence, paragraph, clause or combination thereof in this Agreement is found by a court or executive body with judicial powers having jurisdiction over this Agreement or either Party hereto, in a final unappealed order, to be in violation of any such provisions in any country or community or association of countries, such words, sentences, paragraphs, clauses or combination shall be inoperative in such country or community or association of countries and the remainder of this Agreement shall remain binding upon the Parties, so long as enforcement of the remainder does not violate the Parties’ overall intentions in this transaction.

19.7	Headings.

The headings in this Agreement are for convenience of reference only and shall not affect its interpretation.

19.8	Construction.

This Agreement has been jointly prepared on the basis of the mutual understanding of the Parties and shall not be construed against either Party by reason of such Party’s being the drafter hereof or thereof.

19.9	Exhibits, Schedules and Attachments.

Any and all exhibits, schedules and attachments referred to herein form an integral part of this Agreement and are incorporated into this Agreement by such reference.

19.10	Notices.

Any notice required or permitted to be given by the Parties pursuant to this Agreement shall be in writing and shall be (i) delivered by hand, (ii) delivered by overnight courier with tracking capabilities, (iii) mailed postage prepaid by first class, registered or certified mail, or (iv) transmitted by electronic mail) with receipt confirmed by the recipient or followed by a confirmation copy by mail as provided in (iii), and in each case (clauses (i) through (iv)) addressed to the recipient Party as set forth below, unless changed by notice so given:

If to CoreRx:	CoreRx, Inc.
14205 Myerlake Circle
Clearwater, FL
Attn: [***]
Phone No.: [***]
Email: [***]

With a copy to:
[***]
Phone: [***]
Email: [***]

If to Aimmune:	Aimmune Therapeutics, Inc.
8000 Marina Boulevard, Suite 300
Brisbane, CA 94005
Attn: [***]
Phone: [***]
Email: [***]

With a copy to:
[***]
Phone: [***]
Email: [***]

(A) with respect to any notice delivered pursuant to clauses (i) or (iv), such notice shall be deemed effective upon submission to such other Party, (B) with respect to any notice delivered pursuant to clause (ii), such notice shall be deemed effective the [***] following the date of submission to the carrier, and (C) with respect to any notice delivered pursuant to clause (iii), such notice shall be deemed effective five (5) [***] after the earlier of (x) confirmation of receipt by the recipient or (y) the date of submission of such facsimile or electronic mail, as applicable.  A Party may add, delete, or change the person or address to whom notices should be sent at any time upon written notice delivered to the other Party in accordance with this Section 19.10.

19.11	Counterparts.

This Agreement may be executed in two or more counterparts, including counterparts delivered by facsimile or other electronic transmission, with the same effect as if both Parties had signed the same document.  All such counterparts shall be deemed an original, shall be construed together and shall together constitute one and the same instrument.

19.12	Governing Law; Entire Agreement.

The validity, interpretation and performance of this Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to the conflicts of laws provisions thereof.  This document constitutes the full understanding of the Parties and a complete and exclusive statement of the terms of their agreement.  This Agreement may not be modified or amended except in writing signed by a duly authorized representative of each Party.  No modification to this Agreement shall be effected by the acknowledgment or acceptance of any Purchase Order or shipping instruction forms or similar documents containing terms or conditions at variance with or in addition to those set forth herein.

19.13	Schedules.

The following Schedules are attached hereto and incorporated herein by reference:

Schedule A:	Product Price for Bulk Product; Analytical Release Testing Price; Supplier Readiness Fee
Schedule B:	Product Definition; Product Specifications and Definition of “Process”, “Processed”, and “Processing” And Definition of “Release Test”, “Release Tested”, and “Release Testing”
Schedule C:	List of Equipment and Equipment Maintenance Schedule
Schedule D:	Theoretical and Expected Yields
Schedule E:	Commercial Facility, ML3 Facility and Warehouse
Schedule F:	Core Parameters
Schedule G:	CoreRx Maximum Capacity
Schedule H:	Additional Allergens

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the day and year first above written.

AIMMUNE THERAPEUTICS, INC.		CORERX, INC.

By:	/s/ William Turner	By:	/s/ Todd R. Daviau

Name:	William Turner	Name:	Todd. R. Daviau

Title:	SVP, Technical Operations and_ Regulatory Science	Title:	President &CEO

SCHEDULE A

Product Price for Bulk Product; Analytical Release Testing Price; Supplier Readiness Fee

Omitted pursuant to Regulation S-K, Item 601(a)(5)

SCHEDULE B

Product Definition; Product Specifications and Definition of “Process”, “Processed”, and “Processing” And Definition of “Release Test”, “Release Tested”, and “Release Testing”

Omitted pursuant to Regulation S-K, Item 601(a)(5)

SCHEDULE C

List of Equipment and Equipment Maintenance Schedule

Omitted pursuant to Regulation S-K, Item 601(a)(5)

SCHEDULE D

Theoretical and Expected Yields

Omitted pursuant to Regulation S-K, Item 601(a)(5)

Schedule E

Commercial Facility, ML3 Facility and Warehouse

Omitted pursuant to Regulation S-K, Item 601(a)(5)

SCHEDULE F

Core Parameters

Omitted pursuant to Regulation S-K, Item 601(a)(5)

SCHEDULE G

CoreRx Maximum Capacity

Omitted pursuant to Regulation S-K, Item 601(a)(5)

SCHEDULE H

Additional Allergans

Omitted pursuant to Regulation S-K, Item 601(a)(5)